EXHIBIT 10.2

INDENTURE,

Dated as of September 21, 2009

AMONG

ENERGY PARTNERS, LTD.

as Issuer

THE GUARANTORS NAMED HEREIN,

as Guarantors

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and Collateral Agent

20% Senior Subordinated Secured PIK Notes due 2014

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	7.10
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.08; 7.10
(c)	N.A.
311(a)	7.03; 7.11
(b)	7.03; 7.11
(c)	N.A.
312(a)	2.05
(b)	7.07; 11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06
(d)	7.06
314(a)	4.06; 4.08
(b)	12.03
(c)(1)	4.06; 11.04
(c)(2)	11.04
(c)(3)	4.06
(d)	12.04
(e)	11.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a)(last sentence)	2.09
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(b)	N.A.
(c)	11.01

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

(i)

(ii)

(iii)

(iv)

EXHIBITS:

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

NOTE:	This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

(v)

INDENTURE, dated as of September 21, 2009 (this “Indenture”), among Energy Partners, Ltd., a Delaware corporation (the “Company”), the Guarantors (as defined herein) and The Bank of New York Mellon Trust Company, N.A., as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”).

WHEREAS, the Company has duly authorized the creation of the 20% Senior Subordinated Secured PIK Notes due 2014 (the “Notes”), including the Notes to be issued in lieu of the payment of interest in cash on any Note (the “PIK Notes”), and the related Notes Guarantees (as defined below) by the Guarantors thereof; and

WHEREAS, all things necessary to make the Notes and the Notes Guarantees, when each are duly issued and executed by the Company and the Guarantors, as applicable, and authenticated and delivered hereunder, the valid and legally binding obligations of each of the Company and the Guarantors, respectively, and to make this Indenture a valid and legally binding agreement of each of the Company and the Guarantors, have been done.

NOW THEREFORE, the Company, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below):

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries (a) existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or (b) assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation.

“Administrative Agent” has the meaning set forth in the definition of the term “Senior Credit Agreement.”

“Affiliate” means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power:

(1) to vote 20% or more of the securities or other Voting Stock (on a fully diluted basis); or

(2) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Affiliate Transaction” has the meaning set forth in Section 4.11.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than a Lien in accordance with this Indenture) (or series of related sales, issuances, conveyances, transfers, leases or assignments) for value by the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Restricted Subsidiary of:

(a) any Capital Stock of any Restricted Subsidiary of the Company; or

(b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that Asset Sales shall not include:

(i) transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1,000,000 in the aggregate in any Fiscal Year;

(ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01;

(iii) any Restricted Payment permitted under Section 4.10 including a Permitted Investment;

(iv) the sale of Cash Equivalents;

(v) the sale or transfer of any inventory (including oil and gas sold as produced and seismic data) in the ordinary course of business on ordinary trade terms;

(vi) the sale or transfer (whether or not in the ordinary course of business) of crude oil and natural gas properties or direct or indirect interests in real property; provided, however, that at the time of such sale or transfer such properties do not have associated with them any proved reserves;

(vii) the abandonment, farm-out, lease, sublease or assignment of developed or undeveloped crude oil and natural gas properties in the ordinary course of business;

(viii) the trade or exchange by the Company or any Restricted Subsidiary of any crude oil and natural gas property owned or held by the Company or such Restricted Subsidiary for (1) any crude oil and natural gas property owned or held by another Person or (2) the Capital Stock of another Person that becomes a Restricted Subsidiary as a result of such trade or exchange and all or substantially all of whose assets consist of crude oil and natural gas properties, in either case including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the property or Capital Stock received by the Company or any Restricted Subsidiary in such trade or exchange (including any cash or Cash Equivalents) is at least equal to the Fair Market Value of the property (including any cash or Cash Equivalents) so traded or exchanged;

(ix) Production Payments and Reserve Sales in connection with the acquisition of any crude oil and natural gas property after the Issue Date, provided that any such Production Payment and Reserve Sale is created, incurred, issued or assumed in connection with the financing of, and within 90 days after the acquisition of, such oil and natural gas property;

(x) the sale or other disposal of the Collateral pursuant to the exercise of any remedies pursuant to the documents relating to any First Priority Secured Obligations that are permitted under this Indenture and secured by Permitted Liens of the type described in clause (12) of the definition thereof; and

(xi) the sale or other disposition of equipment which is worthless or obsolete or worn out in the ordinary course of business, which is no longer used or useful in the conduct of the Company’s or any of its Restricted Subsidiaries’ business, or which is replaced by equipment of equal suitability and value.

“Authenticating Agent” has the meaning set forth in Section 2.02.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition (such right, an “option right”). The terms “Beneficial Ownership,” “Beneficially Owns” and “Beneficially Owned” have meanings correlative to the foregoing.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“Business Day” means a day that is not a Legal Holiday.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which should, in accordance with GAAP, appear as a liability on the balance sheet of such Person.

“Capital Stock” means shares of capital stock or a partnership, profits, capital, member or other equity interest, or options, warrants or any other rights to substitute for or otherwise acquire the capital stock or a partnership, profits, capital, member or other equity interest of any Person.

“Cash Equivalents” means:

(1) marketable obligations, maturing within twelve months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

(2) demand deposits, and time deposits (including certificates of deposit) maturing within twelve months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose long term certificates of deposit are rated at least Aa3 by Moody’s or AA- by S & P;

(3) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in subsection (1) above entered into with any commercial bank meeting the specifications of subsection (2) above;

(4) open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody’s or A-1 by S & P;

(5) money market or other mutual funds (a) that are rated AA or better by S & P or (b) substantially all of the assets of which comprise securities of the types described in subsections (1) through (4) above;

(6) other similar Investments approved in writing by the Administrative Agent or the Required Lenders (as defined in the Senior Credit Agreement); and

(7) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (6) above.

“CFC Subsidiary” means any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended.

“Change of Control” means:

(1) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any of the Equity Investors, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of the Company on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(2) an event or series of events by which during any period of 24 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of the Company cease to be composed of individuals (a) who were members of that Board of Directors or equivalent governing body on the first day of such period, (b) whose election or nomination to that Board of Directors or equivalent governing body was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of that Board of Directors or equivalent governing body or (c) whose election or nomination to that Board of Directors or other equivalent governing body was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of that Board of Directors or equivalent governing body.

“Change of Control Offer” has the meaning set forth in Section 4.15(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.15(b)(ii).

“Clearstream” means Clearstream Banking, société anonyme.

“Collateral” shall mean “Collateral” as such term is defined in the Security Agreement, Other Collateral, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under this Indenture, the Collateral Agreements, the Notes or the Notes Guarantees is granted or purported to be granted under any Collateral Agreement; provided, however, that Collateral shall not include any Excluded Collateral.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., as collateral agent under this Indenture and the Collateral Agreements, with respect to the rights to the Collateral of the Holders until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor. References to the Collateral Agent or applicable Collateral Agent in this Indenture mean the Collateral Agent in its respective or applicable capacities as collateral agent for the Holders.

“Collateral Agreements” means, collectively, the Subordination Agreement, the Security Agreement, the Pledge Agreement, each Mortgage and each other instrument creating Liens in favor of the Collateral Agent as required by this Indenture, in each case, as the same may be in force from time to time.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries, including its Restricted Subsidiaries. References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries, including its Restricted Subsidiaries, all in accordance with GAAP.

“Consolidated EBITDA” means “Consolidated EBITDAX” as defined and calculated pursuant to the Senior Credit Agreement; provided, however, that upon the Senior Credit Facility Termination Date, Consolidated EBITDA will be calculated in accordance with the definition of “Consolidated EBITDAX” in effect immediately prior to the Senior Credit Facility Termination Date.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person to Consolidated Interest Expense of such Person for the period of the most recent four consecutive full fiscal quarters ending on or before such date of determination; provided, however, that Consolidated EBITDA and Consolidated Interest Expense for any period of four fiscal quarters ending prior to September 30, 2010 shall be deemed to be the amount determined by calculating the ratio of Consolidated EBITDA to Consolidated Interest Expense for the period from October 1, 2009 through the end of the fiscal quarter most recently ended.

“Consolidated Interest Expense” means “Interest Expense” as defined and calculated pursuant to the Senior Credit Agreement; provided, however, that upon the Senior Credit Facility Termination Date, Consolidated Net Income will be calculated in accordance with the definition of “Interest Expense” in effect immediately prior to the Senior Credit Facility Termination Date.

“Consolidated Net Income” means “Consolidated Net Income” as defined and calculated pursuant to the Senior Credit Agreement; provided, however, that upon the Senior Credit Facility Termination Date, Consolidated Net Income will be calculated in accordance with the definition of “Consolidated Net Income” in effect immediately prior to the Senior Credit Facility Termination Date.

“Corporate Trust Office” means, solely for the purposes of presenting or surrendering the Notes for registration or transfer, exchange or payment, The Bank of New York Mellon, 101 Barclay Street – 7 East, New York, New York 10286, as agent for the Trustee, and for all other purposes, the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 601 Travis, 16th Floor, Houston, Texas 77002, Attn: Corporate Trust Administration, re: Energy Partners, Ltd.

“Covenant Defeasance” has the meaning set forth in Section 8.01(c).

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under the Bankruptcy Code.

“Default” means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 2.01, 2.02 and 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to six months after the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such date.

“Domestic Restricted Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a CFC Subsidiary of such Person.

“DTC” has the meaning set forth in Section 2.03.

“EPL Delaware” means Delaware EPL of Texas, L.L.C., a Delaware limited liability company.

“EPL Louisiana” means EPL of Louisiana, L.L.C., a Louisiana limited liability company.

“EPL Pioneer” means EPL Pioneer Houston, Inc., a Texas corporation.

“EPL Pipeline” means EPL Pipeline, L.L.C., a Delaware limited liability company.

“Equity Investor” means any member of the Official Committee of Unsecured Noteholders of the Company or any of such member’s Affiliates that holds or owns Capital Stock of the Company immediately after giving effect to the Company’s confirmed Plan of Reorganization.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Collateral” means any property to the extent that a grant of security interest in such property is prohibited under any agreement or Requirement of Law relating to such property and the violation of such prohibition would allow any other Person to exercise any remedies with respect to such property, except to the extent that Sections 9-406, 9-407, 9-408 or 9-409 of the UCC would render such prohibition ineffective.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith.

“First Priority Agent” means the Administrative Agent and any successor designated as such by the holders of First Priority Secured Obligations.

“First Priority Secured Obligations” means all Senior Obligations (as defined in the Subordination Agreement).

“Fiscal Year” means the fiscal year of the Company, which at the date hereof, ends on December 31.

“GAAP” means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of the Company and its Restricted Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to the Company or any of its Restricted Subsidiaries may be prepared in accordance with such change.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01 and 2.06(b)(iii) hereof.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means (1) as of the Issue Date, each of the Company’s Subsidiaries that guarantees any First Priority Secured Obligations, including EPL Delaware, EPL Louisiana, EPL Pioneer and EPL Pipeline, and (2) each of the Company’s Domestic Restricted Subsidiaries that in the future is required to guarantee any First Priority Secured Obligations and any other Domestic Restricted Subsidiary of the Company that executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Notes Guarantee is released in accordance with the terms of this Indenture.

“Hedging Contract” means (1) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (2) any option, futures or forward contract traded on an exchange, and (3) any other derivative agreement or other similar agreement or arrangement.

“Hedging Obligations” means the obligations of the Company or any of its Restricted Subsidiaries pursuant to Hedging Contracts.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Immaterial Subsidiaries” means, collectively Nighthawk, L.L.C., a Louisiana limited liability company, EPL Nicaragua, Ltd., a company organized under the laws of the Cayman Islands, EPL

International, Ltd., a company organized under the laws of the Cayman Islands and EPL Acquisition Corp., a Delaware corporation; provided, however, that if at any time any of the foregoing has assets of more than $250,000 or owns any Oil and Gas Properties, such Person shall cease to be an Immaterial Subsidiary.

“Indebtedness” means with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds (other than surety bonds), debentures, notes or other similar instruments;

(3) all Capital Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement;

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(6) all Hedging Obligations of such Person (on a net basis to the extent netting is provided for in the applicable Hedging Contract), excluding any portion thereof which would be accounted for as an interest expense under GAAP;

(7) all Obligations owing under direct or indirect guaranties of Indebtedness of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Indebtedness of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Indebtedness, assets, goods, securities or services) to the extent of the lesser of (a) the amount of such Indebtedness and (b) the maximum stated amount of such guaranty of Indebtedness, but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection;

(8) all Obligations which (a) would under GAAP be shown on such Person’s balance sheet as a liability, and (b) are payable more than one (1) year from the date of creation or incurrence thereof (other than reserves for taxes and reserves for contingent obligations), except for liabilities shown on such Person’s balance sheet that arise from the application of FASB 143 or FASB 123, as amended or revised;

(9) all Obligations with respect to payment received in consideration of oil, gas or other minerals yet to be acquired or produced at the time of payment (including obligations under “take-or-pay” contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment); and

(10) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any;

provided, however, that the “Indebtedness” of any Person shall not include Obligations that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Obligations are outstanding more than 90 days past the original invoice or billing date therefor (unless such Obligations are being contested in good faith); provided further, that the amount of Indebtedness outstanding as of any day will be (a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, together with any interest thereon that is more than 30 days past due. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person).

Notwithstanding the foregoing, Indebtedness shall not include any Qualified Capital Stock. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Indemnified Party” has the meaning set forth in Section 7.07.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Independent Financial Advisor” means a nationally-recognized accounting, appraisal or investment banking firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Financial Statements” means (1) the audited annual Consolidated financial statements of the Company dated as of December 31, 2008, and (2) the unaudited quarterly Consolidated financial statements of the Company dated as of June 30, 2009.

“Initial Notes” means the $61,112,000.00 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), another Person or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by another Person. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.10:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means the date of this Indenture.

“Lenders” has the meaning set forth in the definition of the term “Senior Credit Agreement.”

“Legal Defeasance” has the meaning set forth in Section 8.01(b).

“Legal Holiday” has the meaning set forth in Section 11.07.

“Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure Obligations owed to it or any other arrangement with such creditor which provides for the payment of such Obligations out of such property or assets or which allows such creditor to have such Obligations satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by applicable law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. “Lien” also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

“Material Adverse Change” means a material and adverse change, from the state of affairs presented in the Initial Financial Statements, without giving effect to any change resulting from fresh start accounting, to (a) the Company’s Consolidated financial condition, (b) the Company’s Consolidated business, assets, operations, properties, or liabilities (contingent or otherwise), considered as a whole, (c) the Company’s ability to timely pay its Obligations under this Indenture, (d) the Company’s or any Guarantor’s ability to perform their respective obligations under this Indenture (to the extent a party hereto), or (e) the enforceability of the material terms of this Indenture against the Company or any of its Restricted Subsidiaries or on the rights and remedies of the Holders under this Indenture.

“Maturity Date” means September 21, 2014.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents granting Liens on the Collateral that is comprised of Oil and Gas Assets and interests and Premises in favor of the Collateral Agent for the benefit of itself, the Trustee and the Holders of the Notes, as amended or supplemented from time to time in accordance with its terms.

“Net Cash Proceeds” means (1) the gross cash proceeds received by the Company or any of its Restricted Subsidiaries from any Asset Sale minus (2) commissions, legal, accounting and other professional fees and expenses, and other usual and customary transaction costs, including, without limitation, indemnification and other post-closing obligations and reserves related to any such Asset Sale, in each case only to the extent paid or payable by the Company or any of its Restricted Subsidiaries in cash or Cash Equivalents and related to such Asset Sales.

“Net Proceeds Offer” has the meaning set forth in Section 4.16.

“Net Proceeds Offer Amount” has the meaning set forth in Section 4.16.

“Net Proceeds Offer Payment Date” has the meaning set forth in Section 4.16.

“Net Proceeds Offer Trigger Date” has the meaning set forth in Section 4.16.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” has the meaning set forth in the recitals to this Indenture. The Initial Notes and the PIK Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the “Notes” shall include the Initial Notes and the PIK Notes.

“Notes Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Obligations” means all obligations for principal, premium, interest (including, without limitation, interest occurring after an insolvency, bankruptcy or similar proceeding, whether or not such interest is an allowed claim in any such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to the Company, the President, Chief Executive Officer, Chief Restructuring Officer, Chief Financial Officer, Treasurer, Secretary or any Vice President of the Company, and with respect to any Restricted Subsidiary, if such Restricted Subsidiary is a corporation, the President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary or any Vice President of such Restricted Subsidiary, if such Restricted Subsidiary is a limited liability company, a manager or officer of such Restricted Subsidiary, as applicable, and if such Restricted Subsidiary is a limited partnership, the applicable officer of the general partner of such limited partnership.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer or the principal accounting officer of the Company, and delivered to the Trustee and/or the Collateral Agent, as the context may require.

“Oil and Gas Assets” means:

(1) any and all Oil and Gas Properties;

(2) any and all properties now or hereafter pooled or unitized with Oil and Gas Properties;

(3) any and all presently existing or future unitization, communitization, or pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations, rules or other official acts of any Governmental Authority) that affect any Oil and Gas Property;

(4) any and all operating agreements, contracts and other agreements, including production sharing contracts and agreements, that relate to any Oil and Gas Property or the production, sale, purchase, exchange or processing, handling, storage, transporting or marketing of hydrocarbons from or attributable to any Oil and Gas Property;

(5) any and all hydrocarbons in and under and which may be produced and saved from, or are attributable to, any Oil and Gas Property, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to any Oil and Gas Property;

(6) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to any Oil and Gas Property; and

(7) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, immovable or immovable, that is now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any Oil and Gas Property or other property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be taken to such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, sales and flow lines, gathering systems, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, steam generation facilities, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes licenses and other surface and subsurface rights, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Oil and Gas Business” means:

(1) the acquisition, exploration, exploitation, development, operation or disposition of interests in, or obtaining production from, oil, natural gas or other hydrocarbon properties;

(2) the gathering, marketing, treating, processing (but not refining), storage, selling or transporting of any production from such interests or properties; or

(3) any activity that is ancillary, necessary or appropriate to facilitate, or that is incidental to, the activities described in clauses (1) and (2) of this definition.

“Oil and Gas Liens” means:

(1) Liens on any specific Oil and Gas Property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying,

exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” will include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or that relate to such properties or interests);

(2) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;

(3) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements that are customary in the Oil and Gas Business; provided, however, that in all instances such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; and

(4) Liens on pipelines or pipeline facilities that arise by operation of law.

“Oil and Gas Properties” means:

(1) all oil, gas and/or mineral leases, oil, gas or mineral properties, mineral servitudes and/or mineral rights of any kind (including, without limitation, mineral fee interests, lease interests, farmout interests, overriding royalty and royalty interests, net profits interests, oil payment interests, production payment interests and other types of mineral interests), and all oil and gas gathering, treating, storage, processing and handling assets,

(2) all oil and gas gathering treating, storage, processing and handling assets,

(3) all pipelines, and

(4) all platforms, wells, wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, and other equipment.

“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Trustee.

“Other Collateral” has the meaning set forth in Section 4.25.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning set forth in Section 2.03.

“Permitted Business” means any business that is the same as or similar, reasonably related, complementary or incidental to the business in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Business Investment” means any investment or expenditure made in the ordinary course of the Company’s or its Restricted Subsidiaries’ business, consistent with past practice, including investments or expenditures arising through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties including: (a) ownership interests in Oil and Gas Properties, processing facilities, gathering systems, pipelines or ancillary real property interests; and (b) Investments in the form of or under operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness under the Notes in an aggregate original principal amount not to exceed $61,112,000.00, any PIK Notes issued in respect thereof in accordance with the terms hereof and the related Notes Guarantees and any PIK Notes issued in respect thereof in accordance with the terms hereof;

(2) the First Priority Secured Obligations; provided, however, that the aggregate principal amount outstanding under the Senior Credit Agreement, plus the aggregate face amount of letters of credit issued thereunder, shall not exceed $150.0 million at any one time outstanding;

(3) unsecured Indebtedness under any notes among the Company and its Restricted Subsidiaries that is eliminated in consolidation and is described in the schedules to the Senior Credit Agreement, and any other unsecured Indebtedness among the Company and its Restricted Subsidiaries arising in the ordinary course of business;

(4) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three Business Days after the Company obtains knowledge thereof;

(5) Indebtedness of the Company or any of its Restricted Subsidiaries represented by reimbursement obligations in respect of letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance, bonds and completion guarantees described in the following clause in the ordinary course of business;

(6) obligations in respect of plugging and abandonment, performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(7) Indebtedness in respect of Capital Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed an amount equal to $5.0 million;

(8) Refinancing Indebtedness;

(9) Indebtedness represented by guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

(10) Indebtedness of the Company or any of its Restricted Subsidiaries to the extent the net proceeds thereof are used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with this Indenture;

(11) Indebtedness solely represented by premium financing or similar payment obligations incurred with respect to insurance policies purchased in the ordinary course of business and consistent with past practices;

(12) Hedging Obligations; and

(13) additional unsecured Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $5.0 million at any time outstanding.

For purposes of determining compliance with Section 4.10, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Indebtedness of the type described in clause (2) above that is outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by such clause. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.11.

“Permitted Investments” means:

(1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate with or into the Company or a Restricted Subsidiary, or that transfers or conveys all or substantially all of its assets to the Company or a Restricted Subsidiary;

(2) Investments among the Company and its Restricted Subsidiaries;

(3) Investments in cash and Cash Equivalents;

(4) Investments in the Notes;

(5) Investments in existence on the Issue Date;

(6) loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

(7) advances to suppliers, customers and joint interest partners in the ordinary course of business and consistent with past practice, which advances will not be for longer periods than those extended by similar business operated in a normal and prudent manner;

(8) Permitted Business Investments; and

(9) additional Investments in an aggregate amount (taking into account all Investments of the Company and its Restricted Subsidiaries) not to exceed $10.0 million during any Fiscal Year.

“Permitted Liens” means the following types of Liens:

(1) statutory Liens for taxes, assessments or other governmental charges or levies which are not yet delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(2) landlords’, operators’, carriers’, warehousemen’s, repairmen’s, mechanics’, materialman’s, or other like Liens which do not secure Indebtedness, in each case only to the extent arising in the ordinary course of business and only to the extent securing obligations which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;

(3) deposits of cash or securities to secure the performance of bonds, trade contracts (other than Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course or business;

(4) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; and such Liens are covered by a bond or insurance;

(5) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property of the Company or any of its Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any Indebtedness and that do not materially interfere with the future development of such property or with cash flow from such property;

(6) Liens securing any Capital Lease Obligations permitted pursuant to clause (7) of the definition of “Permitted Indebtedness”;

(7) Liens securing Purchase Money Indebtedness permitted pursuant to clause (7) of the definition of “Permitted Indebtedness”; provided, however, that (a) the Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any property or assets of the Company or any Restricted Subsidiary of the Company other than such property or assets so acquired or constructed and improvements thereto and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

(8) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor and no such deposit account is intended by the Company or any of its Subsidiaries to provide collateral to the depository institution;

(9) [reserved]

(10) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(11) Liens securing the Notes and all other Obligations under this Indenture, the Collateral Agreements and the Notes Guarantees;

(12) Liens securing the First Priority Secured Obligations to the extent such Indebtedness is permitted under clause (2), (8) or (12) of the definition of the term “Permitted Indebtedness”;

(13) encumbrances consisting of deed restrictions, zoning restrictions, easements, governmental or environmental permitting and operation restrictions, the exercise by governmental authorities or third parties of eminent domain or condemnation rights, or any other similar restrictions on the use of the Oil and Gas Properties, none of which materially impairs the use of such property by the Company or any Subsidiary in the operation of its business, and none of which is or shall be violated in any material respect by existing proposed operations;

(14) [reserved]

(15) any Lien existing on any property at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction); provided, however, that such Liens are not extended to other property of the Company or the Restricted Subsidiaries;

(16) Liens securing Hedging Obligations of the Company and its Restricted Subsidiaries;

(17) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (6), (7), (11), (12) and (15) above; provided, however, that:

(A) such new Lien must be limited to all or part of the same property (including future improvements thereon and accessions thereto) subject to the original Lien, and

(B) the Indebtedness secured by such Lien is Permitted Indebtedness and at such time is not increased to any amount greater than the sum of

(1) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and

(2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(18) minor defects and irregularities in title to any property, so long as such defects and irregularities neither secure Indebtedness nor materially impair the value of such property or the use of such property for the purposes for which such property is held; and

(19) Liens arising from the filing of UCC financing statements solely as a precautionary measure in connection with operating leases;

(20) Oil and Gas Liens;

(21) Liens resulting from the creation, incurrence, issuance or assumption of any Production Payments and Reserve Sales (a) in connection with the acquisition of any property after the Issue Date; provided, however, that any such Lien created in connection therewith is created, incurred, issued, or assumed in connection with the financing of, and within 90 days after the acquisition of, such property or (b) other than those described in clause (a), to the extent such Production Payments and Reserve Sales constitute Asset Sales made pursuant to and in compliance with Section 4.16; provided, however, that, in the case of the immediately foregoing clauses (a) and (b), any Lien created in connection with any such Production Payments and Reserve Sales must be limited to the property that is the subject of such Production Payments and Reserve Sales.

(22) Liens not otherwise permitted by the foregoing clauses (1) through (21); provided that the aggregate principal or face amount of all such Indebtedness secured under this clause (22) shall not exceed $1.0 million.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest Amount” means up to the full amount of interest on any Note which the Company is required to pay on regularly scheduled Interest Payment Dates which is paid in-kind with additional Notes pursuant to Section 2.14, which shall be specified by the Company in a notice to the Trustee pursuant to Section 2.14.

“PIK Notes” has the meaning set forth in the recitals to this Indenture and, for all purposes of this Indenture, means the Notes issued in lieu of the payment of interest in cash on any Note from time to time in accordance with the provisions of Sections 2.02 and 2.14.

“Plan of Reorganization” means that certain Second Amended Joint Plan of Reorganization of Energy Partners, Ltd. And Certain of its Subsidiaries Under Chapter 11 of the Bankruptcy Code, as modified as of September 16, 2009, as may have been further modified or supplemented prior to the Issue Date and as confirmed by the Bankruptcy Court pursuant to the Bankruptcy Code.

“Pledge Agreement” means the Pledge Agreement, dated as of the date hereof, made by the Company in favor of the Collateral Agent, for the benefit of itself, the Trustee and the Holders of the Notes, as amended or supplemented from time to time in accordance with its terms.

“Premises” has the meaning set forth in Section 4.22.

“principal” of any Indebtedness (including the Notes) means the principal amount (or accreted value, as the case may be) of such Indebtedness plus the premium, if any, on such Indebtedness.

“Private Placement Legend” means the legend initially set forth on the Notes in the form set forth in Section 2.06(f)(i).

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest or production payment (whether volumetric or dollar denominated) in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“QIB Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to QIBs in reliance on Rule 144A.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Record Date” means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

“Redemption Date” has the meaning set forth in Section 3.01.

“Redemption Price” means, when used with respect to any Note to be redeemed, the applicable price fixed for redemption pursuant to this Indenture and the Notes.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with clause (1), (2) or (8) of the definition of Permitted Indebtedness, in each case that does not:

(1) have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the Refinancing of such Indebtedness being Refinanced;

(2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; or

(3) in the case of Indebtedness permitted by clause (2) or (8) of the definition of “Permitted Indebtedness,” does not violate the terms of the Subordination Agreement.

If such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registrar” has the meaning set forth in Section 2.03.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

“Required Holders” mean Holders holding more than 50% in outstanding principal amount of the Notes at the time of determination.

“Requirement of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Payment” has the meaning set forth in Section 4.10.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the date hereof, made by the Company and any Guarantors in favor of the Collateral Agent, for the benefit of itself, the Trustee and the Holders of the Notes, as amended or supplemented from time to time in accordance with its terms.

“Senior Credit Agreement” means the Credit Agreement, dated as of the Issue Date, between the Company and the lenders party thereto (together with their successors and assigns, the “Lenders”) and the administrative agent named therein (in such capacity, together with its successors and assigns, the “Administrative Agent”), setting forth the terms and conditions of the senior revolving credit facility and the senior term loan facility, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, supplemented, otherwise modified or replaced from time to time in accordance with the terms of the Subordination Agreement, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (2) of the definition of the term “Permitted Indebtedness”) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Senior Credit Facility Termination Date” means the date on which all First Priority Secured Obligations are repaid in full and are no longer outstanding and the Revolver Commitments (as defined in the Senior Credit Agreement) are terminated.

“Senior Indebtedness” means, on any date, the First Priority Secured Obligations.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subordination Agreement” means the Subordination Agreement, dated the date hereof, among the Trustee and Collateral Agent, the First Priority Agent, the Company and the Guarantors, as the same may be amended, supplemented or modified from time to time.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person, provided that associations, joint ventures or other relationships (1) that are established pursuant to a standard form operating agreement or similar agreement or that are partnerships for purposes of federal income taxation only, (2) that are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (3) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be “Subsidiaries” of such Person.

“Surviving Entity” has the meaning set forth in Section 5.01(a)(ii).

“Threshold Amount” means $2,000,000.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise set forth in Section 9.03.

“Tribunal” means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“UCC” means the Uniform Commercial Code in effect in the State of New York from time to time.

“Unrestricted Subsidiary” of any Person means:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below;

(2) any Subsidiary of an Unrestricted Subsidiary; and

(3) the Immaterial Subsidiaries.

The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary only if such Subsidiary, as of any applicable date of determination, has (x) assets of less than $250,000 and (y) owns no Oil and Gas Properties, provided that:

(a) the Company certifies to the Trustee pursuant to an Officers’ Certificate that such designation complies with Section 4.10; and

(b) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness or Indebtedness of the Company or another Restricted Subsidiary of the Company, in each case in excess of $250,000.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(i) immediately after giving effect to such designation, the Consolidated Fixed Charge Coverage Ratio of the Company will be, after giving effect to the incurrence thereof that arises by such designation, greater than 2.5 to 1.0 (other than Permitted Indebtedness) calculated on a pro forma basis; and

(ii) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

“U.S. Legal Tender” means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

(1) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(2) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a CFC Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Restricted Subsidiary of such Person.

Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Indenture securities means the Company or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein. To the extent or if any provision of this Indenture differs from or is inconsistent with the TIA, this Indenture shall control.

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”; and

(7) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

ARTICLE TWO

THE NOTES

Section 2.01. Form and Dating.

(a) General. The Notes, the related Notes Guarantees and the Trustee’s certificate of authentication thereon shall be substantially as set forth in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depositary rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them.

The Company will issue PIK Notes after the Issue Date in accordance with Section 2.14. The Initial Notes and the PIK Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the “Notes” shall include the Initial Notes and the PIK Notes.

The terms and provisions contained in the form of the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Each Note shall be dated the date of its authentication. To the extent the terms of this Indenture and any Note differ or are inconsistent, this Indenture shall govern.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemption. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the custodian of the Depositary, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) [Reserved]

Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in a Regulation S Global Note that are held by participants through Euroclear or Clearsteam.

Section 2.02. Execution and Authentication; Aggregate Principal Amount. At least one Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence, and the only evidence, that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company in the form of an Officers’ Certificate (an “Authentication Order”), authenticate Notes for original issuance that may be validly issued under this Indenture, including any PIK Notes, from time to time after the date hereof but prior to the Maturity Date for issue only in lieu of the payment of interest payable with respect to the Notes (including previously issued PIK Notes) prior to the Maturity Date for the Notes in an aggregate principal amount equal to the PIK Interest Amount. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof. In addition, each Authentication Order shall specify the amount of Notes to be authenticated, the date on which such Notes are to be authenticated and whether the Notes are to be Initial Notes or PIK Notes. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable in fully registered form only, without coupons, and in the case of any Note (other than a PIK Note), in denominations of $1,000 in principal amount and any integral multiple thereof.

Section 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”) and (b) Notes may be presented or surrendered for payment (the “Paying Agent”). Such office or agency shall initially be located at the Corporate Trust Office. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

The Company shall notify the Trustee in writing, in advance, of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, as shall be entitled to appropriate compensation therefore, pursuant to Section 7.07.

The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes. The Paying Agent or Registrar may resign upon thirty (30) days’ written notice to the Company. The Company may change any Paying Agent or Registrar without notice to any Holder, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar, so long as no Event of Default is continuing.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as custodian of the Depositary with respect to the Global Notes.

Section 2.04. Obligations of Paying Agent. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Paying Agent shall promptly notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and the series of Notes held by them and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (and only if):

(i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided, however, that in no event shall a Regulation S Temporary Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(iii) there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Registrar has received a request from the Depositary to issue Definitive Notes.

Upon the occurrence of any of the preceding events in subparagraphs (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers set forth in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A) If the transferee will take delivery in the form of a beneficial interest in the QIB Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If in accordance with Section 2.06(a) a beneficial interest in a Restricted Global Note is to be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) or (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) [Reserved]

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) of this Section 2.06, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

(H) the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the QIB Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) If the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (10) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend. Unless and until (A) an Initial Note or PIK Note is sold under an effective registration statement or (B) after the resale restriction termination date, the Company advises the Trustee in writing that the following restrictions no longer apply, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE OR NON-U.S. SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144 (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144, IF AVAILABLE, AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S,

OR TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(ii) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF ENERGY PARTNERS, LTD.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, 3.07, 4.16 or 9.05 hereof).

(iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Article Three hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vi) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall, upon receipt of an Authentication Order, authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee’s requirements are met. Except with respect to mutilated Notes, if required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture, subject to Section 2.08.

Section 2.08. Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09. Treasury Notes; When Notes Are Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Subsidiaries shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Subsidiary of the Company or of such other obligor.

Section 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of an

Authentication Order. The Authentication Order shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of an Authentication Order pursuant to Section 2.02 definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.11. Cancellation. The Company at any time may deliver Notes previously authenticated hereunder which the Company has acquired in any lawful manner, to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. The Trustee shall dispose of all cancelled Notes in accordance with the Trustee’s customary procedures.

Section 2.12. CUSIP Numbers. A “CUSIP” number may be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

Section 2.13. Deposit of Moneys. Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

Section 2.14. Issuance of PIK Notes. (a) Until the first Interest Payment Date that occurs 91 days after the Senior Credit Facility Termination Date, the Company shall issue PIK Notes under this Indenture in lieu of the payment of interest in cash on the Notes, which PIK Notes shall have identical terms as the Notes in respect of which such PIK Notes are being issued; provided, however, that:

(i) the aggregate principal amount of PIK Notes issued with respect to any interest payment may not exceed the aggregate amount of interest then due and payable; and

(ii) the Company may not pay interest in cash on Notes while any First Priority Secured Obligations remain outstanding.

(b) With respect to any PIK Notes, the Company shall deliver to the Trustee:

(i) no later than the Record Date for the relevant Interest Payment Date (which Interest Payment Date shall be prior to the Maturity Date for the Notes), a written notice setting forth the amount of interest to be paid by issuing PIK Notes; and

(ii) no later than one Business Day prior to the relevant Interest Payment Date, Authentication Order with respect to such PIK Notes and deliver such PIK Notes if the Notes are in certificated form.

(c) Any PIK Notes shall, after being executed and authenticated pursuant to Section 2.02, be (i) delivered by the Trustee to the Holders as of the relevant Record Date at such Holders’ registered address if the Notes are then held in the form of certificated Notes or (ii) deposited with or on behalf of the Depository for the benefit of the Beneficial Owners of the Notes as of the relevant Record Date if the Notes are held in global form.

Section 2.15. Defaulted Interest. The Company will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal, premium, if any, and interest (without regard to any applicable grace period) from time to time on demand at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful to the Persons who are Holders on a subsequent special record date, in each case at the rate provided as set forth in the Notes and consistent with Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided, however, that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE THREE

REDEMPTION

Section 3.01. Optional Redemption. Optional Redemption of Notes. Subject to the terms and conditions of the Subordination Agreement, the Company may, at any time, redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes to be redeemed, at a Redemption Price equal to 100% of the principal amount of Notes to be redeemed plus accrued and unpaid interest to the date of redemption (the “Redemption Date”), subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date on the Redemption Date.

Section 3.02. Mandatory Redemption. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.03. Selection of Notes to Be Redeemed. If fewer than all of the Notes are to be redeemed pursuant to the provisions of this Indenture, the Trustee shall select the Notes to be redeemed (1) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or (2) if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate. The Trustee shall make the selection from the applicable Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the applicable Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof, to be redeemed.

No Notes of a principal amount of $1,000 or less shall be redeemed in part and Notes of a principal amount in excess of $1,000 may be redeemed in part in multiples of $1,000 only. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal amount of applicable Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to applicable Notes called for redemption also apply to portions of applicable Notes called for redemption.

Section 3.04. Notice of Redemption. At least 10 days but not more than 60 days before the Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company’s written request delivered at least fifteen days prior to the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided the Company provides the Trustee with all information required for such notice of redemption. Failure to give notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

Each notice of redemption shall identify the Notes to be redeemed and shall state:

(1) the applicable Redemption Date;

(2) the applicable Redemption Price and the amount of accrued interest, if any, to be paid;

(3) the name and address of the Paying Agent;

(4) the CUSIP number;

(5) the subparagraph of the Notes pursuant to which such redemption is being made;

(6) the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(7) that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable Redemption Price plus accrued interest, if any, interest on the Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.06, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

(8) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made); and

(9) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of applicable Notes to be redeemed and the aggregate principal amount of applicable Notes to be outstanding after such partial redemption.

If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

Section 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.04, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest thereon. Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest thereon, to the Redemption Date, but installments of interest thereon, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the applicable Notes.

Section 3.06. Deposit of Redemption Price. Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes or portions thereof to be redeemed on that date.

The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

Section 3.07. Notes Redeemed in Part. Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall, upon receipt of an Authentication Order, authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

The following covenants contained in this Article Four shall apply to the Notes.

Section 4.01. Payment of Notes. Subject to the Subordination Agreement, the Company shall pay the principal of, or premium, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of, or premium, if any, or interest, if any, on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds at 11:00 a.m. (New York time) on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

Section 4.02. Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee and the Holders of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Section 4.03. Corporate Existence. Except as otherwise permitted by Articles Four, Five, and Ten the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the limited liability company, partnership or corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary, as the case may be, and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.04. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or its properties or any of its Restricted Subsidiaries’ properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Restricted Subsidiaries’ properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (a) whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken or (b) which, if not paid, could not reasonably be expected to cause a Material Adverse Change.

Section 4.05. Maintenance of Properties and Insurance. (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition (ordinary wear and tear excepted) in accordance with prudent industry standards, and in material compliance with all applicable laws, in material conformity with all applicable contracts, servitudes, leases and agreements, and will from time to time make all repairs, renewals and replacements needed, in the Company’s reasonable business judgment, to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

(b) The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry in which the Company and its Restricted Subsidiaries are engaged.

(c) Subject to the Subordination Agreement, all insurance policies covering Collateral shall be endorsed (i) to provide for payment of losses to the Collateral Agent, for the benefit of Holders, as its interests may appear, (ii) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without thirty (30) days prior notice to the Collateral

Agent, (iii) to provide for any other matters specified in any applicable Collateral Agreement or which the Collateral Agent (acting at the direction of Required Holders) may reasonably require, and (iv) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured.

(d) Subject to the Subordination Agreement, each policy for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent (for the benefit of Holders) and the Company and its Restricted Subsidiaries as their respective interests may appear, and each policy insuring loss or damage to Collateral shall provide for all losses to be paid directly to the Collateral Agent, for the benefit of Holders. Each of the Company and its Restricted Subsidiaries will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral may reasonably request (acting at the direction of Required Holders), a report of a reputable insurance broker with respect to such insurance. Each of the Company and its Restricted Subsidiaries will also, at the request of the Collateral Agent (acting at the direction of Required Holders), duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. The Collateral Agent is hereby authorized to enforce payment under all such insurance policies and to compromise and settle any claims thereunder, in its own name or in the name of the Company or any of its Restricted Subsidiaries.

(e) Upon the occurrence and during the continuance of an Event of Default, subject to the Subordination Agreement, all insurance payments in respect of such Collateral shall be paid to the Collateral Agent, for the benefit of Holders, for application as a prepayment of the principal amount of the Obligations of the Company and its Restricted Subsidiaries under this Indenture in accordance with the terms hereof.

Section 4.06. Compliance Certificate; Notice of Default. (a) The Company shall deliver to the Trustee, within ninety (90) days after the end of the Company’s Fiscal Year, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding Fiscal Year has been made under the supervision of the signing Officers with a view to determining whether they have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s actual knowledge the Company and its Restricted Subsidiaries during such preceding Fiscal Year have kept, observed, performed and fulfilled each and every condition and covenant under this Indenture in all material respects and no Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its Fiscal Year end.

(b) (i) If any Default or Event of Default has occurred and is continuing or (ii) if the Company receives written notice that any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, an Officers’ Certificate specifying such event, notice or other action within five (5) Business Days of its becoming aware of such occurrence.

Section 4.07. Compliance with Laws. The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a Material Adverse Change.

Section 4.08. Reports to Holders.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders or cause the Trustee to furnish to the Holders:

(i) all quarterly and annual financial information prepared in accordance with GAAP that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” if material, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports,

in each case, within the time periods specified in the SEC’s rules and regulations which are then applicable to the Company; provided, however, that any breach of this Section 4.08 shall be cured upon the furnishing of such late report within 20 days of the date on which such report was required to be furnished.

All such financial statements and information will be prepared in all material respects in accordance with all of the SEC’s rules and regulations applicable to such financial statements and reports. Notwithstanding anything to the contrary, the Company shall not be required to present the financial statements or information required by Rule 3-10 or Rule 3-16 of Regulation S-X.

The Company will (a) distribute such information and such reports (as well as the details regarding the conference call described below) electronically to the Trustee, and (b) make them available, upon request, to any Holder and to any Beneficial Owner of Notes by posting such information and reports on a publicly available website (including filing with the SEC).

In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The receipt by the Trustee of any such reports and documents pursuant to this Section 4.08 shall not constitute notice or constructive notice of any information contained in such documents or determinable from information contained in such documents, including the Company’s compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 4.09. Waiver of Stay, Extension or Usury Laws. The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company and each of the Guarantors from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.10. Limitation on Restricted Payments. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or another Restricted Subsidiary of the Company) on account of shares of Capital Stock of the Company or its Restricted Subsidiaries (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of such Capital Stock in their capacity as such;

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Capital Stock of the Company or its Restricted Subsidiaries (other than any such Capital Stock held by the Company or any Restricted Subsidiary);

(iii) make any payment in cash or in-kind (whether for principal, premium, if any, or interest) on or with respect to, or purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any security, loan or other instrument ranking junior to the Notes (other than any payments in respect of Permitted Indebtedness described in clauses (3) and (12) of the definition thereof); or

(iv) make any Investment (other than Permitted Investments).

(each of the foregoing actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a “Restricted Payment”), except as set forth in the following paragraph (b) of this Section 4.10.

(b) If no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the provisions of this covenant do not prohibit the repurchase, redemption or other acquisition or retirement for value of shares of Capital Stock of the Company or any Restricted Subsidiary of the Company, from employees, former employees, directors or former directors of the Company or its Restricted Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) or other arrangements approved by the Board of Directors of the Company under which such shares were granted, issued or sold; provided, however, that the aggregate amount of such repurchases, redemptions, acquisitions or retirements in any calendar year shall not exceed $250,000; provided further that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Company (to the extent contributed to the Company) and its Restricted Subsidiaries subsequent to the Issue Date.

On the last Business Day of each fiscal quarter the Company shall deliver to the Trustee an Officers’ Certificate stating that the Restricted Payments made by the Company during such fiscal quarter complied with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company’s latest available internal quarterly financial statements.

Section 4.11. Limitations on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than

(i) Affiliate Transactions permitted under paragraph (b) below, and

(ii) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $10.0 million shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), such approval to be evidenced by a Board Resolution set forth in an Officers’ Certificate stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $20.0 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from an Independent Financial Advisor and deliver the same to the Trustee.

(b) The restrictions set forth in paragraph (a) of this covenant shall not apply to:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture;

(3) payment of directors’ fees, which, for the avoidance of doubt, shall permit the payment of directors’ fees to the directors elected to the Board of Directors of the Company by the Official Committee of Unsecured Noteholders of the Company;

(4) Restricted Payments and Permitted Investments permitted by this Indenture;

(5) any merger or other transaction with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or creating a holding company of the Company; and

(6) the issuance of Qualified Capital Stock of the Company.

Section 4.12. Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness, other than Permitted Indebtedness, and the Company will not issue any Disqualified Capital Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock.

Section 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(a) pay dividends or make any other distributions on or in respect of its Capital Stock;

(b) redeem Capital Stock held in it by the Company;

(c) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(d) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

(i) applicable law, rule or regulation;

(ii) this Indenture and the Collateral Agreements;

(iii) customary non-assignment provisions of any lease of any Restricted Subsidiary of the Company to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(iv) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(v) agreements existing on the Issue Date (including the Senior Credit Agreement) to the extent and in the manner such agreements are in effect on the Issue Date;

(vi) restrictions on the transfer of assets subject to any Lien permitted under this Indenture;

(vii) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(viii) provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(ix) restrictions contained in the terms of the Purchase Money Indebtedness or Capital Lease Obligations not incurred in violation of this Indenture; provided, however, that such restrictions relate only to the assets financed with such Indebtedness;

(x) restrictions in other Indebtedness incurred in compliance with Section 4.12 (including Permitted Indebtedness); provided, however, that such restrictions, taken as a whole, are, in the good faith judgment of the Board of Directors of the Company, no more materially restrictive with respect to such encumbrances and restrictions than those customary in comparable financings (as reasonably determined by the Company) and the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal, premium, if any, or interest payments on the Notes or any Guarantor’s ability to honor its Guarantee in respect thereof; or

(xi) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (ii), (iv), (v), (ix), (x) above or this clause (xi); provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (ii), (iv), (v), (ix) above or this clause (xi).

Section 4.14. Additional Guarantees. If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the Issue Date (other than an Unrestricted Subsidiary), then the Company shall cause such Domestic Restricted Subsidiary to:

(a) execute and deliver to the Trustee and Collateral Agent a supplemental indenture substantially in the form of Exhibit F pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture in form and substance reasonably satisfactory to the Trustee on the terms set forth in this Indenture;

(b) execute and deliver to the Trustee and the Collateral Agent amendments to the Collateral Agreements or additional Collateral Agreements and take such other actions as may be necessary to grant to the Collateral Agent, for the benefit of itself, the Trustee and the Holders, a perfected Lien in any assets owned by such Domestic Restricted Subsidiary that secures First Priority Secured Obligations (or, following the Senior Credit Facility Termination Date, any assets owned by such Domestic Restricted Subsidiary that is required to be pledged to the Collateral Agent pursuant to this Indenture or any Collateral Agreement), including the filing of UCC financing statements in such jurisdictions or such other actions as may be required by the Collateral Agreements;

(c) take such actions necessary or as the Collateral Agent reasonably determines to be advisable to grant to the Collateral Agent for the benefit of itself, the Trustee and the Holders a perfected Lien in any assets owned by such Domestic Restricted Subsidiary that secures First Priority Secured Obligations (or, following the Senior Credit Facility Termination Date, any assets owned by such

Domestic Restricted Subsidiary that is required to be pledged to the Collateral Agent pursuant to this Indenture or any Collateral Agreement), subject to the Permitted Liens, including the filing of UCC financing statements in such jurisdictions as may be required by the Security Agreements or by law or as may be reasonably requested by the Collateral Agent; and

(d) take such further action and execute and deliver such other documents necessary or as reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing.

Section 4.15. Repurchase upon Change of Control. Subject to the Subordination Agreement, (a) upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or a portion (in integral multiples of $1,000) of such Holder’s Notes using immediately available funds pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest to the date of purchase; and

(b) within 30 days following the date upon which the Change of Control occurred, the Company shall send, by registered first class mail, postage prepaid, a notice to each record Holder as shown on the register of Holders, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

(i) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered and not withdrawn shall be accepted for payment;

(ii) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”);

(iii) that any Note not tendered shall continue to accrue interest;

(iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(v) that Holders electing to have any Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than three (3) Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

(vii) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made); provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

(viii) the circumstances and relevant facts regarding such Change of Control.

If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depositary applicable to repurchases.

On or before the Change of Control Payment Date, the Company shall (x) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (y) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes or portions thereof so tendered and (z) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so tendered the purchase price for such Notes and the Company shall promptly issue and the Trustee shall, upon receipt of an Authentication Order, promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall promptly return to the Holders thereof any Notes not properly tendered. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer will be returned by the Trustee to the Company.

Neither the Board of Directors of the Company nor the Trustee may waive the Company’s obligation to offer to purchase the Notes pursuant to this Section 4.15.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

Notwithstanding the above, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notes (or portions thereof) purchased pursuant to a Change of Control Offer shall be cancelled and may not be reissued.

Section 4.16. Limitation on Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

(b) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents or assets described in the following clause (c)(ii) and is received at the time of such disposition; provided, however, that the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision so long as the documents governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities; and

(c) the Company shall, except as contemplated below, apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

(i) to repay the First Priority Secured Obligations or, to the extent permitted by the Subordination Agreement, to redeem, purchase or repurchase the Notes.

(ii) to make an investment in Oil and Gas Properties or in property, plant, equipment or other non-current assets that replace the properties and assets that were the subject of such Asset Sale or that will be used or useful in a Permitted Business (including expenditures for maintenance, repair or improvement of existing properties and assets) or the acquisition of all of the Capital Stock of a Person engaged in a Permitted Business; or

(iii) a combination of repayment and investment permitted by the foregoing clauses (c)(i) and (c)(ii).

Pending the final application of Net Cash Proceeds, the Company may temporarily invest such Net Cash Proceeds in Cash Equivalents. On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (c)(i), (c)(ii) or (c)(iii) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (c)(i), (c)(ii) or (c)(iii) of the preceding paragraph (each a “Net Proceeds Offer Amount”) shall, to the extent permitted by the Subordination Agreement, be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders the maximum principal amount of Notes that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to the immediately preceding paragraph). Upon the completion of each Net Proceeds Offer, the Net Proceeds Offer Amount will be reset at zero.

Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of this Indenture by virtue of such compliance.

Notwithstanding anything to the contrary contained in this Section 4.16, the Company shall not be required to purchase any Notes or make any Net Proceeds Offer unless such purchase or offer is permitted by the Subordination Agreement.

Section 4.17. Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date.

Section 4.18. Conduct of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses other than the Permitted Businesses.

Section 4.19. Limitation on Issuances and Sales of Capital Stock of Subsidiaries. The Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock (other than to the Company or a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) to own or hold any Capital Stock of any Restricted Subsidiary of the Company (other than as required by applicable law); provided, however, that this provision shall not prohibit (a) any issuance or sale if, immediately after giving effect thereto, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.10 if made on the date of such issuance or sale or (b) the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with Section 4.16.

Section 4.20. Payments for Consent. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, or any of the Collateral Agreements unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.21. Impairment of Security Interest. Neither the Company nor any of its Restricted Subsidiaries will take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Collateral Agreements or this Indenture. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

Section 4.22. Real Estate Mortgages and Filings. With respect to any real property other than Oil and Gas Assets (individually and collectively, the “Premises”) owned by the Company or a Domestic Restricted Subsidiary on the Issue Date that secures any First Priority Secured Obligations and with respect to any such real property to be acquired by the Company or a Domestic Subsidiary after the Issue Date that will be required to secure the First Priority Secured Obligations or, if no First Priority Secured Obligations remain outstanding, that has a Fair Market Value that is greater than $2.5 million (within 60 days of the acquisition thereof):

(a) the Company shall deliver to the applicable Collateral Agent, as mortgagee, fully executed counterparts of Mortgages, duly executed by the Company or the applicable Domestic Restricted Subsidiary in form and substance reasonably satisfactory to the Collateral Agent, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby; and

(b) the Company shall deliver to the applicable Collateral Agent an opinion from local counsel in each state where a Premises is located in to the effect that a valid and enforceable Lien has been created against such Premises pursuant to the relevant Mortgages.

Section 4.23. Oil and Gas Mortgages and Filings. With respect to any Oil and Gas Assets (x) owned by the Company or a Domestic Restricted Subsidiary on the Issue Date and that secures any First Priority Secured Obligations or (y) acquired by the Company or a Domestic Subsidiary after the Issue Date and that will be required to secure the First Priority Secured Obligations or, if no First Priority Secured Obligations remain outstanding, that has a Fair Market Value that is greater than $2.5 million:

(a) the Company shall deliver to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages or amendments and supplements to prior Mortgages, duly executed by the Company or the applicable Domestic Restricted Subsidiary in form and substance reasonably satisfactory to the Collateral Agent (together with evidence of the completion, or satisfactory arrangements for the completion, of all recordings and filings of such instruments) as may be necessary to create a valid, perfected Lien (subject to no Liens other than Permitted Liens) on such Oil and Gas Assets; and

(b) the Company shall deliver to the Collateral Agent an opinion from local counsel in each state where such Oil and Gas Assets are located, in form and substance reasonably satisfactory to the Collateral Agent and covering such matters as Collateral Agent may reasonably request, including without limitation, the validity and enforceability of the Liens created pursuant to the relevant Mortgage, as it may be supplemented or amended.

Each such Mortgage, amendment or supplement shall be delivered by the Company on or prior to the first Business Day of each January, April, July or October (beginning with October 1, 2009) that occurs at least 30 days after the acquisition of such Oil and Gas Assets by the Company or a Domestic Restricted Subsidiary.

Section 4.24. Production Proceeds. Notwithstanding that, by the terms of the various Collateral Agreements, the Company and its Restricted Subsidiaries are and will be assigning to the Collateral Agent all of the “Production Proceeds” (as defined therein) accruing to the property covered thereby, so long as no Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Collateral Agreements, which Liens are hereby affirmed and ratified. Upon the occurrence of an Event of Default, and subject to the Subordination Agreement, the Collateral Agent may exercise all rights and remedies granted under the Collateral Agreements subject to the terms thereof, including the right to obtain possession of all Production Proceeds then held by Restricted Persons or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether intentioned or inadvertent, by the Collateral Agent to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of its or the Holders rights under the Collateral Agreements, nor shall any release of any Production Proceeds by the Collateral Agent or the Holders to the Company or any of its Restricted Subsidiaries constitute a waiver, remission, or release of any other Production Proceeds or of any rights of the Collateral Agent to collect other Production Proceeds thereafter.

Section 4.25. Other Collateral. Subject to the Subordination Agreement, with respect to any other assets or property (herein called “Other Collateral”) that are neither Excluded Collateral nor addressed in Section 4.22 or 4.23 nor subject to the Security Agreement and are owned by the Company or a Domestic Restricted Subsidiary on the Issue Date or acquired by the Company or a Domestic Subsidiary after the Issue Date, the Company or such Domestic Restricted Subsidiary (a) if such Other Collateral secures the First Priority Secured Obligations or (b) if no First Priority Secured obligations remain outstanding, if requested by the Trustee (on its own or at the direction of the Holders of at least 25% of the outstanding principal amount of the Notes), will promptly grant Liens covering such Other Collateral to the Collateral Agent pursuant to documents or instruments on reasonable commercial terms that contains provisions similar to those of the Security Agreement, if such Other Collateral is personal property, provisions similar to those of the Mortgages described in Section 4.22, if such Other Collateral is real property and provisions similar to those of the Mortgages described in Section 4.23, if such Other Collateral is Oil and Gas Assets.

Section 4.26. No Layering of Debt. With respect to the Notes, the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Indebtedness of such Guarantor and senior in right of payment to such Guarantor’s Guarantee of the Notes. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

ARTICLE FIVE

SUCCESSOR CORPORATION

Section 5.01. Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(a) either:

(i) the Company shall be the surviving or continuing corporation; or

(ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(A) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(B) shall expressly assume, (1) by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee and the Collateral Agent, the due and punctual payment of the principal of, and premium, if any, and interest on, all of the Notes and the performance of every covenant of the Notes, this Indenture on the part of the Company to be performed or observed thereunder and (2) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee and the Collateral Agent, all obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the Surviving Entity;

(b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(B) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(c) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Notes Guarantee and this Indenture in connection with any transaction complying with the provisions of this covenant and Section 4.16) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person, other than the Company or any other Guarantor unless:

(i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(ii) such entity assumes (A) by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee and the Collateral Agent, all of the obligations of the Guarantor under the Notes Guarantee and the performance of every covenant of the Notes Guarantee and this Indenture and (B) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements, as applicable, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the Surviving Entity;

(iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iv) such entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation or merger complies with this Indenture.

Any merger or consolidation of (1) a Guarantor with and into the Company (with the Company being the Surviving Entity) or another Guarantor or (2) a Guarantor or the Company with an Affiliate organized solely for the purpose of reincorporating or (or, except with respect to the Company, reorganizing) such Guarantor or the Company in another jurisdiction in the United States or any state thereof or the District of Columbia need only comply with:

(A) clause (iv) of the immediately preceding paragraph of this covenant; and

(B) (x) in the case of a merger or consolidation involving the Company as described in clause (2), clause (a)(ii)(B) of the first paragraph of this covenant and (y) in the case of a merger or consolidation involving the Guarantor as described in clause (2), clause (ii) of the immediately preceding paragraph.

Section 5.02. Successor Corporation Substituted. Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE SIX

DEFAULT AND REMEDIES

Section 6.01. Events of Default. Each of the following is an “Event of Default”:

(a) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(b) the failure to pay the principal of or premium, if any, on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer, if applicable, or a Net Proceeds Offer);

(c) a default in the observance, performance or compliance with any covenant, agreement or provision of Section 4.15 or Article Five;

(d) a default in the observance or performance of any other covenant or agreement contained in this Indenture or any Collateral Agreement (other than as referred to in subsections (a), (b), and (c) above) which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

(e) Indebtedness of the Company, any Guarantor or any Significant Subsidiary (other than Production Payments and Reserve Sales) is not paid within any applicable grace period after final maturity or the maturity of such Indebtedness is accelerated by the holders thereof because of a default (and such acceleration is not rescinded or annulled) and the total amount of such Indebtedness unpaid or accelerated exceeds the Threshold Amount;

(f) the Company or any Significant Subsidiary:

(i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

(ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or takes corporate or other action authorizing any of the foregoing; or

(iii) suffers the appointment of or taking possession by a Custodian of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

(g) one or more judgments, order or decrees (or other similar process) shall be rendered against the Company or any of its Restricted Subsidiaries (i) in the case of money judgments, order and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to the Company or any of its Restricted Subsidiaries, to the extent the relevant insurer has not denied coverage therefore) in excess of the Threshold Amount and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (B) such judgment, order or decree shall not have been vacated or discharged for a period of 60 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof; or

(h) except pursuant to a valid, binding and enforceable termination or release in accordance with this Indenture or any Collateral Agreement, (i) any provision of this Indenture or any Collateral Agreement shall, at any time after the delivery of this Indenture or such Collateral Agreement, as applicable, fails to be valid and binding on, or enforceable against, the Company or any of its Restricted Subsidiaries, (ii) any Collateral Agreement shall, at any time after the delivery of such Collateral Agreement, fails to create a valid and enforceable Lien on any Collateral purported to be covered thereby or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Collateral Agreement or (iii) the Company or any of its Restricted Subsidiaries shall state in writing that any of the events described in clause (i) or (ii) above shall have occurred.

Section 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default specified in clauses (f)(i), (f)(ii) or (f)(iii) of Section 6.01 with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of, and premium, if any, and accrued interest on, the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable.

(b) If an Event of Default specified in clauses (f)(i), (f)(ii) or (f)(iii) of Section 6.01 with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the outstanding Notes shall ipso facto become and be immediately due and payable without any demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Company and each of its Restricted Subsidiaries who at any time ratifies or approves this agreement on the part of the Trustee or any Holder.

(c) At any time after a declaration of acceleration with respect to Notes as described in the preceding paragraphs, Required Holders may rescind and cancel such declaration and its consequences: (1) if the rescission would not conflict with any judgment or decree; (2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration; (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid; (4) if the Company has paid each of the Trustee and the Collateral Agent its compensation and reimbursed each of the Trustee and the Collateral Agent for its expenses, disbursements and its advances; and (5) in the event of the cure or waiver of an Event of Default of the type described in clauses (f)(i), (f)(ii) or (f)(iii) of Section 6.01, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee or the Collateral Agent may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on Notes or to enforce the performance of any provision of Notes, this Indenture, any Collateral Agreement or any Notes Guarantee.

The Trustee or the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law. This Section 6.02 shall be subject in all respects to the Subordination Agreement.

Section 6.04. Waiver of Past Defaults. Subject to Sections 2.09, 6.07 and 9.02, Required Holders may waive any existing Default or Event of Default, and its consequences, except (other than as provided in Section 6.02(c)) a default in the payment of the principal of or premium, if any, or interest on the Notes or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note then outstanding. When a Default or Event of Default is waived, in each case, then it is cured and ceases to exist and is deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, the Notes and the Collateral Agreements, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05. Control by Majority. Subject to Section 2.09, the Subordination Agreement and applicable law, the Required Holders will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent, as the case may be, or exercising any trust or power conferred on the Trustee or the Collateral Agent, as the case may be, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01 and 7.02(f), however, the Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction (which direction, if sent to the Trustee or the Collateral Agent, as the case may be, shall be in writing) that the Trustee or the Collateral Agent, as the case may be, reasonably believes conflicts with any applicable law, this Indenture, the Notes, the Notes Guarantees or the Collateral Agreements, that the Trustee or the Collateral Agent, as the case may be, determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee or the Collateral Agent, as the case may be, to personal liability; provided, however, that the Trustee or the Collateral Agent, as the case may be, may take any other action deemed proper by the Trustee or the Collateral Agent, as the case may be, which is not inconsistent with such direction (which direction, if sent to the Trustee or the Collateral Agent, as the case may be, shall be in writing).

Section 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) subject to Section 2.09, Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

(c) the Holders of the Notes offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such sixty (60) day period the Required Holders do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof).

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee or Collateral Agent. If an Event of Default in payment of principal of, premium, if any, or interest specified in Section 6.01(a) or (b) occurs and is continuing, subject to this Indenture and the Subordination Agreement, the Trustee and the Collateral Agent may recover judgment (i) in its own name and (ii)(x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the Holders, in each case, against the Company or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due the Trustee under the Collateral Agreements and Section 7.07 hereof.

Section 6.09. Trustee and Collateral Agent May File Proofs of Claim. The Trustee and the Collateral Agent are authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their respective agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and, subject to this Indenture and the Subordination Agreement, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee or Collateral Agent and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee or Collateral Agent any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, the Collateral Agent, their respective agents and counsel, and any other amounts due any such Person under the Collateral Agreements and Section 7.07. The Company’s payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee or Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the Collateral Agent, as the case may be, to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order subject to the Subordination Agreement:

First: to the Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.07 (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee or the Collateral Agent, as the case may be, and the costs and expenses of collection);

Second: if the Holders are forced to proceed against the Company directly without the Trustee or the Collateral Agent, to Holders for their collection costs;

Third: ratably to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and

Fourth: to the Company as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs. All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent, as the case may be, for any action taken or omitted by it as Trustee or the Collateral Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, as the case may be, a suit by a Holder pursuant to Section 6.06, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.12. Restoration of Rights and Remedies. If the Trustee, the Collateral Agent or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.

Section 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14. Delay or Omission not Waiver. No delay or omission of the Trustee or the Collateral Agent or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or in acquiescence therein. Every right and remedy given by this Article or by law to the Trustee, the Collateral Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Collateral Agent or by the Holders, as the case may be.

ARTICLE SEVEN

TRUSTEE

Section 7.01. Duties of Trustee. (a) The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein or in any Collateral Agreement. All provisions of this Article Seven applicable to the Trustee shall also apply to the Collateral Agent.

(b) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture or any Collateral Agreement and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or any Collateral Agreement and the TIA, and the Trustee need perform only those duties as are specifically set forth in this Indenture or any Collateral Agreement and no covenants or obligations shall be implied in or read into this Indenture or any Collateral Agreement against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or any Collateral Agreement; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or any Collateral Agreement but need not confirm or investigate the accuracy of mathematical calculation or other facts stated therein.

(d) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) the Trustee may refuse to perform any duty or exercise any right or power that would require it to expend its own funds or risk any liability if it shall reasonably believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

Sections 7.01(d)(i), (ii) and (iii) shall be in lieu of Section 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are herein expressly excluded from this Indenture, as permitted by the TIA.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

(g) Anything in this Indenture or any Collateral Agreement to the contrary notwithstanding, in no event shall the Trustee, the Collateral Agent, the Paying Agent or the Registrar be liable under or in connection with this Indenture or any Collateral Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee, the Collateral Agent, the Paying Agent or the Registrar has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(h) The Trustee shall not be liable for the failure to perform its duties and obligations hereunder or any Collateral Agreement to the extent such failure is directly caused by the failure of the Company to perform its obligations hereunder.

Section 7.02. Rights of Trustee. Subject to Section 7.01:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The advice of the Trustee’s counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care and in good faith.

(d) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture or any Collateral Agreement.

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company’s accountants and attorneys at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles Four or Five hereof.

(f) Neither the Trustee nor the Collateral Agent, as the case may be, will be under any obligation to exercise any of the rights or powers vested in it by this Indenture or any Collateral Agreement at the request, order or direction of any of the Holders of any Person pursuant to the provisions of this Indenture unless such Holders or any Person shall have offered to the Trustee or the Collateral Agent, as the case may be, indemnity satisfactory to the Trustee or Collateral Agent, as the case may be, against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h) Unless otherwise specifically provided in this Indenture or any Collateral Agreement, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date hereof.

(i) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be responsible for any willful misconduct or negligence on the part of any agent or attorney appointed with due care and in good faith by it hereunder.

(j) The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture or any Collateral Agreement.

(k) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trust Officer shall have actual knowledge thereof or the Trustee shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.

(l) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including without limitation as Collateral Agent hereunder and under the Collateral Agreements), and each agent, custodian and other Person employed to act hereunder.

(m) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(n) The permissive right of the Trustee to take any action under this Indenture or any Collateral Agreements shall not be construed as a duty to so act.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b), 311(a), and 311(b).

Section 7.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes, or the Collateral Agreements, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the direction of the Company under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent) and it shall not be responsible for any statement of the Company in this Indenture, the Notes, the Collateral Agreements or any other documents connected with the issuance of the Notes other than the Trustee’s certificate of authentication, which shall be taken as the statement of Company, and the Trustee assumes no responsibility for their correctness.

Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Collateral Agreements, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Agreement, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Collateral Agreements or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any other Collateral Agreement by the Company or any other Person that is a party thereto or bound thereby. The Trustee shall have no duty to file financing statements.

Section 7.05. Notice of Default. If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Company or any Holder, the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within 30 days thereof unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2010, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange or market, if any, on which the Notes are listed or quoted.

The Company shall promptly notify the Trustee if the Notes become listed, quoted on or delisted from any stock exchange or market and the Trustee shall comply with TIA Section 313(d).

Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee, the Collateral Agent, the Paying Agent and the Registrar (each an “Indemnified Party”) from time to time compensation for their respective services as Trustee, Collateral Agent, Paying Agent or Registrar, as the case may be, as the Trustee, Collateral Agent and the Company shall have agreed. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each Indemnified Party promptly upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties under, as the case may be, this Indenture or the Collateral Agreements. Such expenses, disbursements and advances shall include the reasonable fees, expenses, disbursements and advances of each of such Indemnified Party’s agents and counsel. The fees and expenses of the Trustee in connection with the review, delivery and execution of this Indenture and related documentation shall be paid by the Company no later than the date of the execution of this Indenture.

The Company and the Guarantors, jointly and severally, hereby indemnify each Indemnified Party and its agents, employees, stockholders and directors and officers for, and holds each of them harmless against, any loss, damage, cost, claim, liability or expense (including taxes) incurred by any of them except for such actions to the extent caused by any bad faith, gross negligence or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture or the Collateral Agreements or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel). The Trustee shall notify the Company promptly of any claim asserted against an Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder or under the Collateral Agreements. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Indemnified Party’s sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided, however, that any settlement of a claim shall be approved in writing by the Indemnified Party. The Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel if (i) the Company shall have failed to assume the defense thereof or employed counsel reasonably satisfactory to the Trustee or (ii) the Trustee shall have been advised by such counsel that there may be one or more defenses available to it that are different from or additional to those available to the Company. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Company’s and each Guarantor’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Collateral Agent, in its capacity as such, for any amount owing it or any predecessor Trustee, except money or property held in trust to pay principal of or interest on any particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(g) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the termination of the Collateral Agreements or the resignation or removal of the Trustee.

The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee. The Trustee may resign upon 45 days’ prior written notice to the Company. The Required Holders may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company, by a Board Resolution, may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting with respect to the Notes.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Required Holders may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its Lien, if any, provided for in Section 7.07. Upon request of the Company or the successor Trustee, such retiring Trustee shall at the expense of the Company and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee or the Required Holders, the retiring Trustee shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b)(iii) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.

In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5). The Trustee (or, in the case of a Trustee that is an Affiliate of a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12. Trustee as Paying Agent. References to the Trustee in Sections 7.01(e), 7.01(f), 7.01(h), 7.02, 7.03, 7.04, 7.07 and 7.08 and the first paragraph of Section 7.09 shall include the Trustee in its role as Paying Agent.

Section 7.13. Co-Trustees, Co-Collateral Agent and Separate Trustees, Collateral Agent. (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company and the Trustee shall have the power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount of the Notes outstanding, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustees or Collateral Agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13. As of the Issue Date, the Company hereby appoints The Bank of New York Mellon Trust Company, N.A. as the initial Collateral Agent and The Bank of New York Mellon Trust Company, N.A. hereby accepts such appointment and agrees to act and serve in such capacity. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have the power to make such appointment.

(b) Should any written instrument from the Company be required by any co-trustee, co-Collateral Agent or separate trustee or separate Collateral Agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

(c) Every co-trustee, co-collateral agent or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(i) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

(ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee, or by the Collateral Agent and such co-Collateral Agent or separate Collateral Agent, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee or co-Collateral Agent or separate Collateral Agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, Collateral Agent or co-Collateral Agent or separate Collateral Agent.

(iii) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent, separate trustee or separate collateral agent without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, co-collateral agent, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.13.

(iv) No co-trustee, co-collateral agent, separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee or the Collateral Agent, or any other such trustee or collateral agent hereunder.

(v) Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee and any act of Holders delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent.

ARTICLE EIGHT

DEFEASANCE; SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01. Legal Defeasance and Covenant Defeasance. (a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

(b) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes, the Notes Guarantees and the Collateral Agreements on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in clause (i) and (ii) below, and the Company and the Guarantors shall be deemed to have satisfied all their other obligations under such Notes and this Indenture, the Notes Guarantees and the Collateral Agreements, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of applicable outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph payments in respect of the principal of, and premium, if any, and interest on, such Notes when such payments are due, (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01 and (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

(c) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and its Restricted Subsidiaries shall be released and discharged from their obligations under any covenant contained in Sections 4.05, 4.08, and 4.10 through 4.26 and clause (2) of the first paragraph of Section 5.01 with respect to outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and applicable Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and the Notes Guarantees, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in paragraph (d) below, Section 6.01(e) (solely as such Section 6.01(e) pertains to Sections 4.05, 4.08, and 4.10 through 4.26) and clause (b) of the first paragraph of Section 5.01, 6.01(f), 6.01(h) and 6.01(i) shall not constitute Events of Default.

(d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

(i) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or non-callable U.S. Government Obligations or a combination thereof, in such amounts and at such times as are sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest on, the applicable outstanding Notes on the stated dates for payment or redemption, as the case may be;

(ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this paragraph (except such Default or Event of Default resulting from the failure to comply with Section 4.10 or Section 4.16 as a result of the borrowing of funds required to effect such deposit);

(v) such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(vi) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(vii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(ii) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofor delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

Section 8.02. Satisfaction and Discharge. In addition to the Company’s rights under Section 8.01, this Indenture (subject to Section 8.03) and all Liens on Collateral will be discharged and will cease to be of further effect as to all outstanding Notes, when:

(a) either:

First: all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofor been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

Second: all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on, such Notes to the date of such stated maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Company has paid all other sums payable by the Company under this Indenture and the Collateral Agreements; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Section 8.03. Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee with respect to a series of Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, Articles Seven and Eight shall survive until such Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06, 8.07 and 8.08 shall survive.

Section 8.04. Acknowledgment of Discharge by Trustee. Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified in Section 8.03.

Section 8.05. Application of Trust Moneys. The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of, premium, if any, and interest on the Notes.

Section 8.06. Repayment to the Company; Unclaimed Money. Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon written request from the Company any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Company any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company, without interest thereon. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

Section 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, the Collateral Agreements, the Notes Guarantees and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of premium, if any, or interest on or principal of any applicable Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 8.08. Indemnity for Government Obligations. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or Section 8.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Without Consent of Holders. From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of any Holders, may amend, modify or supplement this Indenture, the Notes, the Notes Guarantees and the Collateral Agreements:

(a) to cure any ambiguity, defect or inconsistency contained therein;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in accordance with Section 5.01, as the case may be;

(d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture, Notes, the Notes Guarantees or the Collateral Agreements;

(e) to comply with requirements of the SEC in order to effect, if applicable, or, once effected, maintain the qualification of this Indenture under the TIA;

(f) in connection with any addition of Collateral to secure the Notes;

(g) to allow any Subsidiary or any other Person to guarantee the Notes;

(h) to release a Guarantor as permitted by this Indenture; or

(i) to release Collateral solely as permitted under the terms of this Indenture or the Collateral Agreements.

Notwithstanding the foregoing, in formulating its opinion in regards to this Section 9.01 the Trustee or the Collateral Agent, as applicable, is entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

Section 9.02. With Consent of Holders. Subject to Section 6.07, the Company, the Guarantors and the Trustee or the Collateral Agent, as applicable, together, with the consent of the Holder or Required Holders (subject to Section 2.09), may amend, modify or supplement this Indenture, the Notes, the Notes Guarantees and the Collateral Agreements. Subject to Section 6.07 and Section 2.09, the Holder or Required Holders may waive compliance by the Company with any provision of this Indenture, the Collateral Agreements or the Notes.

However, no such amendment, modification, supplement or waiver, including a waiver pursuant to Section 6.04, may, without the consent of each Holder affected thereby:

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement, modification or waiver of any provision of this Indenture, the Notes, the Notes Guarantees or the Collateral Agreements;

(b) reduce the rate of, or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(c) reduce the principal of, or change or have the effect of changing the fixed maturity of, any Notes, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor;

(d) make any Notes payable in money other than that stated in the Notes;

(e) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, or premium, if any, and interest on, such Note on or after the due date thereof or to bring suit to enforce such payment or permitting Required Holders to waive Defaults or Events of Default;

(f) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

(g) with respect to the ranking of any Notes or any related Notes Guarantee, subordinate such Notes or any such Notes Guarantee in right of payment to secure any other Indebtedness of the Company or any Guarantor;

(h) release any Guarantor from any of its obligations under such Notes Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

(i) make any change to Section 9.01 or this Section 9.02.

At any time, the Holders holding at least 75% in aggregate principal amount of the Notes outstanding at such time, may release all or substantially all of the Collateral from the Liens securing the Company’s and any Guarantor’s obligations under the Notes created by the Collateral Agreements otherwise than in accordance with the terms of this Indenture and the Collateral Agreements.

It shall not be necessary for the consent of the Holders of the Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03. Compliance with TIA. Every amendment, waiver or supplement of this Indenture, the Notes, the Collateral Agreements or the Notes Guarantees shall comply with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by written notice to the Trustee and the Company received before the date on which the Trustee, and if such amendment, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder of the Notes unless it makes a change described in any clauses of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.05. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or issue a new Note shall not effect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, Etc. The Trustee and/or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee or the Collateral Agent, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the rights, duties or immunities of the Trustee or the Collateral Agent, as the case may be, under this Indenture or any Collateral Agreement. The Trustee or the Collateral Agent, as the case may be, shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee or the Collateral Agent, as the case may be, and shall be paid for by the Company.

ARTICLE TEN

NOTES GUARANTEE

Section 10.01. Notes Guarantee. Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, unconditionally and irrevocably Guarantees to each of the Holders and to the Trustee and the Collateral Agent and their respective successors and assigns that (i) the principal of, premium, if any and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal (including interest accruing at the then applicable rate provided in this Indenture and the Notes after the occurrence of any Event of Default set forth in Sections 6.01(g), whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under any Collateral Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the Collateral Agreements; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or any Collateral Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Holders of Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor, to the extent permitted by applicable law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice of intent to accelerate, notice of acceleration, other notice and all demands whatsoever and covenants that this Notes Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Notes Guarantee. Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation in accordance with Sections 5.01. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any Custodian acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee, the Collateral Agent or such Holder, this Notes Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders of the Notes, the Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Notes Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Notes Guarantee.

Section 10.02. Release of a Guarantor. A Guarantor will be released from its Guarantee and the Collateral Agreements, as applicable, (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder of the Notes:

(a) if (i) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Domestic Restricted Subsidiaries or (ii) such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with Section 4.16, or

(b) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the definition thereof, or

(c) if the Company exercises its Legal Defeasance option or its Covenant Defeasance option as described in Section 8.01, or

(d) upon satisfaction and discharge of this Indenture or payment in full of the principal of, and premium, if any, and accrued and unpaid interest on, the Notes and all other Obligations that are then due and payable.

The Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 10.02. At the Company’s request and expense, the Trustee will execute and deliver an instrument evidencing such release. Any Guarantor not so released remains liable for the full amount of its Guarantee as provided in this Article Ten.

Section 10.03. Limitation of Guarantor’s Liability. Each Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Notes Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Notes Guarantee not constituting such fraudulent transfer or conveyance. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution.

Section 10.04. [Reserved]

Section 10.05. Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Notes Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Notes Guarantees.

Section 10.06. Waiver of Subrogation. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

Section 10.07. Evidence of Notes Guarantee. To evidence their guarantees to the Holders set forth in this Article Ten, each of the Guarantors hereby agrees to execute the notation of Notes Guarantee in substantially the form included in the Note attached as Exhibit E. An Officer or an assistant secretary (who shall, in each case, have been duly authorized by all requisite corporate actions) of each Guarantor shall execute the Notes Guarantees on behalf of such Guarantor by manual or facsimile signature.

Each Guarantor hereby agrees that its applicable Notes Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Notes Guarantee.

If an Officer or assistant Secretary whose signature is on this Indenture or on the Notes Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Notes Guarantee is endorsed, such Notes Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Notes Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.08. Waiver of Stay, Extension or Usury Laws. Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Notes Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE ELEVEN

MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the provisions of this Indenture shall control. Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference.

Section 11.02. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, by overnight courier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company:

Energy Partners, Ltd.

201 St. Charles Ave., Suite 3400

New Orleans, Louisiana 70170-1026

Attn: John H. Peper

Facsimile Number: (504) 569-1874

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, Texas 77002

Attn: Corporate Trust Administration, re: Energy Partners, Ltd.

Facsimile Number: (713) 483-6954

if to the Collateral Agent:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, Texas 77002

Attn: Corporate Trust Administration

Facsimile Number: (713) 483-6954

Each of the Company and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; one (1) Business Day after mailing if sent by overnight courier; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company delivers a notice or communication to Holders, it will deliver a copy to the Trustee and Collateral Agent at the same time.

Section 11.03. Communications by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, any Collateral Agreement, any Notes Guarantee or the Notes. The Company, the Trustee, the Collateral Agent, the Registrar and any other Person shall have the protection of TIA Section 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any Guarantor to the Trustee or the Collateral Agent, as the case may be, to take any action under this Indenture or any Collateral Agreement, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be, upon request:

(a) an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture, any Collateral Agreement, the Notes or the Notes Guarantees relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture or any Collateral Agreement relating to the proposed action have been complied with.

Section 11.05. Statements Required in Certificate. Each certificate with respect to compliance with a condition or covenant provided for in this Indenture or any Collateral Agreement, other than the Officers’ Certificate required by Section 4.06, must comply with TIA Section 314(e) and must include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

Section 11.06. Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 11.07. Legal Holidays. A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York at such place of payment are not required to be open to the public. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08. Governing Law. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

Section 11.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10. No Recourse Against Others. No affiliate, director, officer, employee, incorporator or holder of any equity interests in the Company or any Subsidiary or any direct or indirect parent corporation of the Company, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.11. Successors. All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Notes Guarantees shall bind their successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.

Section 11.12. Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 11.13. Severability. In case any one or more of the provisions in this Indenture, the Notes or in the Notes Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 11.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE TWELVE

SECURITY

Section 12.01. Grant of Security Interest. (a) To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Notes Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders of Notes, the Collateral Agent or the Trustee under this Indenture, the Collateral Agreements, the Notes Guarantees and the Notes, the Company and the Guarantors have caused Collateral Agreements to be executed and delivered concurrently with this Indenture. Subject to the Subordination Agreement, the Collateral Agreements shall provide for the grant by the Company and Guarantors party thereto to the Collateral Agent of security interests in (i) prior to the Senior Credit Facility Termination Date, any Collateral owned by the Company or any Guarantor that secures First Priority Secured Obligations, or (ii) following the Senior Credit Facility Termination Date, (1) all property that is Collateral as of such date, (2) all assets required to become Collateral pursuant to Sections 4.22, 4.23 and 4.25, (3) all of the outstanding Capital Stock of each Guarantor and (4) all other personal property of the Company and the Guarantors. To the extent that any provision of this Indenture is not consistent with or contradicts any Collateral Agreement, such Collateral Agreement shall govern.

(b) Each Holder of Notes, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with their respective terms and the terms of this Indenture, and authorizes and directs the Collateral Agent to enter into this Indenture, the Subordination Agreement and the other Collateral Agreements, to bind such Holder to the terms set forth in the Subordination Agreement and the other Collateral Agreements, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and shall cause its Domestic Restricted Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required or contemplated by the provisions of the Subordination Agreement and the other Collateral Agreements, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes, the Notes Guarantees and all other Obligations of the Company and the Guarantors secured thereby, according to the intent and purpose herein and therein expressed and subject to the Subordination Agreement, including taking all commercially reasonable actions required or as may be reasonably requested by the Collateral Agent to cause the Collateral Agreements to create and maintain valid, enforceable and perfected security interests in and on all the Collateral, in favor of the Collateral Agent for the benefit of itself, the Trustee and Holders of the Notes, superior to and prior to the rights of all third Persons other than as set forth in the Subordination Agreement, and subject to no other Liens (other than Permitted Liens), in each case, except as expressly provided herein or therein. If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Trustee and the Collateral Agent shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Trustee and reasonably acceptable to the Company to act as co-Collateral Agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture, the Notes, the Notes Guarantees and the Collateral Agreements. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

Section 12.02. Subordination Agreement. This Indenture and the Collateral Agreements (other than the Subordination Agreement) are subject to the terms, limitations and conditions set forth in the Subordination Agreement. The Trustee, the Company and each Holder of a Note, by its acceptance of a Note, is deemed to have authorized and instructed the Collateral Agent to enter into the Subordination Agreement on its behalf and to bind such Holder to the terms set forth in the Subordination Agreement as the same may be in effect or may be amended from time to time in accordance with its terms, and to perform its obligations and exercise its rights thereunder in accordance therewith.

Each Holder of Notes (including, for the avoidance of doubt, any PIK Notes) issued pursuant hereto (a) acknowledges that it has received a copy of the Subordination Agreement, (b) consents to the subordination of Liens and payments provided for in the Subordination Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Subordination Agreement and (d) authorizes and instructs The Bank of New York Mellon Trust Company, N.A. as Collateral Agent for the Holders of the Notes to enter into the Subordination Agreement as Collateral Agent for and on behalf of such Holder. The foregoing provisions are intended as an inducement to the Lenders and to permit the incurrence of Indebtedness under the Senior Credit Agreement to extend credit to the Company, and the provisions of this Section 12.02 are for the benefit of the holders of Senior Indebtedness. In the event of any conflict or inconsistency between the provisions of the Subordination Agreement and the provisions of this Indenture or the other Collateral Agreements, the provisions of the Subordination Agreement shall control.

Section 12.03. Recording and Opinions. (a) Each of the Company and the Guarantors shall file financing statements in its jurisdiction of organization and in any other relevant jurisdictions describing itself as debtor, the Collateral Agent as secured party, and the collateral covered by such financing statements as “All assets of Debtor, all proceeds thereof, and all rights and privileges with respect thereto” (or substantially similar words) and, if the Collateral Agent so requests, containing more specific descriptions of some or all of the Collateral. The Company and the Guarantors, and each of them, hereby authorize the Collateral Agent to file the foregoing financing statements from time to time on their behalf in all relevant jurisdictions and to file amendments and continuation statements from time to time with respect thereto.

(b) Contemporaneously with the execution and delivery of this Indenture and promptly after the execution and delivery of any other instrument of further assurance or amendment, the Company shall furnish to the Trustee and the Collateral Agent an Opinion of Counsel either (i) stating that, in the opinion of such counsel, the Collateral Agreements and such other instruments of further assurance or amendment are effective to create a security interest in the Collateral and that all recordings, registrations and filings necessary to perfect and maintain the perfection of the security interests created thereby have been taken and reciting the details of such actions, and stating that such recordings, registrations and filings are the only actions necessary to perfect and maintain the perfection of such security interests, or (ii) stating that, in the Opinion of such Counsel, no other actions are necessary to perfect or maintain the perfection of any security interest created by the Collateral Agreements and such other instrument of assurance or amendment.

Section 12.04. Release of Collateral. (a) Subject to the Subordination Agreement, the Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture or the applicable Collateral Agreements.

(b) The release of any Collateral from the Liens created by the Collateral Agreements shall not be deemed to impair such Liens in contravention of the provisions hereof if and to the extent such Collateral is released in accordance with this Indenture or the Collateral Agreements. Any certificate or opinion required by TIA Section 314(d) may be given by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be given by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is “independent” if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee and the Collateral Agent shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

(c) Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business and, as and when requested by the Company, to execute and deliver UCC financing statement amendments or releases that delete Excluded Collateral from any previously filed financing statements that included such Excluded Collateral in the description of the assets covered thereby. If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this Section 12.04 has been released from the Liens of each of the Collateral Agreements. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

Section 12.05. Specified Releases of Collateral. Subject to Section 12.04, upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder and under the Collateral Agreements have been met and without the consent of any Holder, the Company will be entitled to releases of assets included in the Collateral from the Liens created by the Collateral Documents under any one or more of the following circumstances:

(a) to enable the Company to consummate asset dispositions permitted or not prohibited under Section 4.16, subject to compliance by the Company with the provisions relating to the application of any Net Cash Proceeds under Section 4.16;

(b) if any Subsidiary that is a Guarantor is released from its Guarantee that Subsidiary’s assets will also be released from the Liens created by the Collateral Agreements;

(c) if required in accordance with the terms of the Subordination Agreement or any Collateral Agreement;

(d) as described in Article Nine; or

(e) upon a Legal Defeasance or Covenant Defeasance pursuant to Section 8.01 or satisfaction and discharge of the Indenture pursuant to Section 8.02.

Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture and the Collateral Agreements (each such release to be made at the sole cost and expense of the Company and without any recourse, representation or warranty by the Collateral Agent).

Section 12.06. Release upon Satisfaction or Defeasance of all Outstanding Obligations. The Liens on all Collateral will be terminated and released upon payment in full of (a) the principal of, and premium, if any, and accrued and unpaid interest on, the Notes and amounts due hereunder and under the Notes Guarantees, (b) interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law) on, the Notes and (c) all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture, the Collateral Agreements, the Notes Guarantees and the Notes that are then due and payable.

Section 12.07. Form and Sufficiency of Release. In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor in accordance with this Indenture, the Subordination Agreement and the other Collateral Documents, and the Company or such Guarantor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property, the Collateral Agent and the Trustee, as applicable, shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien created by the Collateral Agreements.

Section 12.08. Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

Section 12.09. Authorization of Actions to Be Taken by the Collateral Agent Under the Collateral Agreements. (a) The Bank of New York Mellon Trust Company, N.A. is hereby appointed to act in its capacity as the Collateral Agent. Subject to the provisions of the Subordination Agreement and the applicable Collateral Agreements:

(b) the Collateral Agent shall execute and deliver the Collateral Agreements and act in accordance with the terms thereof;

(c) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to:

(i) enforce any of the terms of the Collateral Agreements; and

(ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee hereunder and under the Notes, the Notes Guarantees and the Collateral Agreements; and

(d) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent).

Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders of the Notes with respect to any such actions and upon receipt of the written consent of Required Holders, shall take such actions; provided, however, that all actions so taken shall, at all times, be in conformity with the requirements of the Subordination Agreement.

Section 12.10. Authorization of Receipt of Funds by the Collateral Agent Under the Collateral Agreements. The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements to the extent permitted under the Subordination Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Collateral Agent and the Holders in accordance with the provisions of Section 6.11 and the other provisions of this Indenture.

ARTICLE THIRTEEN

SUBORDINATION

Section 13.01. Agreement to Subordinate. Each of the Company and each Guarantor agrees, and each Holder of Notes by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated, to the extent and in the manner provided in the Subordination Agreement and that such subordination is for the benefit of the holders of Senior Indebtedness. The obligations and indebtedness created hereunder or governed or evidenced hereby are subject in all respects to the Subordination Agreement, as amended from time to time, such obligations and indebtedness, created, governed or evidenced hereby are junior, subordinate and inferior in all respects to the Senior Obligations (as defined in the Subordination Agreement) in accordance with the terms of the Subordination Agreement, and each holder of the obligations and indebtedness created hereunder or governed or evidenced hereby acknowledges and agrees to be bound by the terms thereof, and hereby expressly and irrevocably authorizes the Trustee or Collateral Agent to execute, deliver and perform any and all such obligations and duties of such holder under the Subordination Agreement for, on behalf of, and in the stead of, the holder hereof.

Section 13.02. Subordination Agreement. In the event of any conflict between the terms of the Subordination Agreement and this Indenture, the Subordination Agreement shall govern and control.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

ENERGY PARTNERS, LTD.

By:	/s/ Alan D. Bell
Name:	Alan D. Bell
Title:	Chief Restructuring Officer

DELAWARE EPL OF TEXAS, L.L.C.

By:	/s/ Alan D. Bell
Name:	Alan D. Bell
Title:	Chief Restructuring Officer

EPL OF LOUISIANA, L.L.C.

By:	/s/ Alan D. Bell
Name:	Alan D. Bell
Title:	Chief Restructuring Officer

EPL PIONEER HOUSTON, INC.

By:	/s/ Alan D. Bell
Name:	Alan D. Bell
Title:	Chief Restructuring Officer

EPL PIPELINE, L.L.C.

By:	/s/ Alan D. Bell
Name:	Alan D. Bell
Title:	Chief Restructuring Officer

Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Collateral Agent

By:	/s/ Marcella Burgess
Name:	Marcella Burgess
Title:	Vice President

Exhibit A

[Face of QIB/IAI/Reg S Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of this Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of this Indenture]

[ADDITIONAL LEGEND: THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF THE COLLATERAL AGREEMENTS (AS DEFINED IN THE INDENTURE).]

[FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS NOTE, UPON WRITTEN REQUEST, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO CHIEF FINANCIAL OFFICER, ENERGY PARTNERS, LTD., AT THE FOLLOWING ADDRESS: 201 ST. CHARLES AVE., SUITE 3400, NEW ORLEANS, LOUISIANA 70170-1026]

Exhibit A

ENERGY PARTNERS, LTD.

20% SENIOR SUBORDINATED SECURED PIK NOTES DUE 2014

CUSIP No. [            ]

No. [ ]	$

Energy Partners, Ltd., a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to [            ] or registered assigns the principal sum of [$            ] (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on September 21, 2014, and to pay interest thereon as hereinafter set forth. This Note is being issued at a discount at 90% of the principal amount due at maturity on September 21, 2014.

Interest Rate: 20% per annum.

Interest Payment Dates: Until the first Interest Payment Date that occurs 91 days after the Senior Credit Facility Termination Date, interest will be payable semi-annually in-kind in arrears on January 1 and July 1 of each year, beginning on January 1, 2010. Thereafter, interest will be payable quarterly in cash in arrears on January 1, April 1, July 1 and October 1 of each year.

Record Dates: Until the date that is 91 days after the Senior Credit Facility Termination Date, December 15 and June 15. Thereafter, December 15, March 15, June 15 and September 15.

Dated: September 21, 2009.

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

ENERGY PARTNERS, LTD.

By:
Alan D. Bell
Chief Restructuring Officer

Exhibit A

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 20% Senior Subordinated Secured PIK Notes due 2014 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Marcella Burgess
Vice President

Exhibit A

(REVERSE OF NOTE)

20% Senior Subordinated Secured PIK Note due 2014

1. Interest. The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. Until the first Interest Payment Date that occurs 91 days after the Senior Credit Facility Termination Date, such interest will be paid in-kind in arrears on the applicable Interest Payment Date by issuing to the registered Holder hereof on the applicable Record Date one or more PIK Notes in an aggregate principal amount equal to the PIK Interest Amount, as provided below. For any Interest Payment Date occurring 91 days or more after the Senior Credit Facility Termination Date, such interest will be paid in cash in arrears on the applicable Interest Payment Date. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including September 21, 2009. Until the date that is 91 days after the Senior Credit Facility Termination Date, interest will be payable semi-annually in-kind in arrears on January 1 and July 1 of each year, beginning on January 1, 2010. Thereafter, interest will be payable quarterly in cash in arrears on January 1, April 1, July 1 and October 1 of each year. The Company will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal, premium, if any, and interest (without regard to any applicable grace period) from time to time on demand at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful to the Persons who are Holders on a subsequent special record date, in each case at the rate provided as set forth in the Notes and consistent with Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided, however, that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. All reference to “interest” in this Note and the Indenture mean the initial interest rate borne by the Notes and any increases in that rate due to defaulted interest, unless this Indenture states otherwise. Defaulted interest will be in addition to any other interest payable from time to time with respect to the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. If interest is to be paid in the form of PIK Notes in accordance with this Note and the terms of the Indenture, such Interest will be payable (a) with respect to Notes represented by one or more Global Notes, by increasing the principal amount of the outstanding Notes represented by such Global Notes by an amount equal to the applicable PIK Interest Amount for the applicable interest period (rounded up to the nearest $1,000) and (b) with respect to Notes represented by Definitive Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to applicable PIK Interest Amount for the applicable interest period (rounded up to the nearest whole dollar) and the Trustee will, at the request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Record Date, as shown by the records of the Register. Interest that is paid in the form of PIK Notes in accordance with this Note and the terms of the Indenture shall be considered paid or duly provided for, for all purposes under the Indenture. Following an increase in the principal amount of the outstanding Notes represented by Global Notes as a result of an issuance of PIK Notes, such Notes will bear interest on such increased principal amount from and after the date of the issuance of such PIK Notes. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All PIK Notes shall have the same rights and benefits as the other Notes issued under the Indenture. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered

Exhibit A

Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest (except with respect to interest paid in the form of PIK Notes) in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”); provided, however, the Company may pay principal and interest in cash by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4. Indenture. The Notes and the Notes Guarantees were issued under an Indenture, dated September 21, 2009 (the “Indenture”), among the Company, the Guarantors, the Trustee and the Collateral Agent. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until, if applicable, such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. To the extent this Note and the Indenture are inconsistent, the Indenture shall control.

5. Redemption.

(a) Optional Redemption. The Company may redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice mailed by first-class mail to the registered address of each Holder of Notes to be redeemed, at a Redemption Price equal to 100% of the principal amount of Notes to be redeemed plus accrued and unpaid interest to the date of redemption, subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date on the Redemption Date.

(b) Mandatory Redemption. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

(c) Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at such Holder’s registered address with a copy to the Trustee and Paying Agent. If fewer than all of the Notes are to be redeemed, at any time, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes that have denominations larger than $1,000.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date sufficient to pay such Redemption Price plus accrued and unpaid interest, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.

Exhibit A

6. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or grant Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, in each case, as set forth in the Indenture.

7. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that in the event of a Change of Control and after certain Asset Sales, respectively, and subject to further limitations contained therein, the Company will be required to make an offer to purchase the Notes in accordance with the terms and procedures set forth in the Indenture.

8. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and except in the case of PIK Notes issued in certificated form, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

9. Subordination. Each Holder by accepting a Note agrees that the Indebtedness evidenced by each Note is subordinated to the extent and in the manner provided in the Subordination Agreement, and the subordination is for the benefit of the holders of Senior Indebtedness. The obligations and indebtedness created hereunder or governed or evidenced hereby are subject in all respects to the Subordination Agreement, as amended from time to time, such obligations and indebtedness, created, governed or evidenced hereby are junior, subordinate and inferior in all respects to the Senior Obligations (as defined in the Subordination Agreement) in accordance with the terms of the Subordination Agreement, and each holder of the obligations and indebtedness created hereunder or governed or evidenced hereby acknowledges and agrees to be bound by the terms thereof, and hereby expressly and irrevocably authorizes the Trustee or Collateral Agent to execute, deliver and perform any and all such obligations and duties of such holder under the Subordination Agreement for, on behalf of, and in the stead of, the holder hereof.

10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12. Defeasance; Satisfaction and Discharge Prior to Redemption or Maturity. If the Company defeases Notes at any time or deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or stated maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes) as set forth in the Indenture.

Exhibit A

13. Amendment; Supplement; Waiver. The Indenture, the Notes, the Notes Guarantees and the Collateral Agreements, solely with respect to matters affecting the Notes, may be amended or supplemented with the written consent of the Required Holders, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of Required Holders, subject to and as set forth in the Indenture and the Collateral Agreements. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes, the Notes Guarantees, or the Collateral Agreements to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, provide for the assumption of the Company’s or any Guarantor’s obligations in accordance with Section 5.01 of the Indenture, make any other change that would provide any additional rights or benefits to the Holders that does not adversely affect the legal rights of any Holder of a Note, to comply with the TIA, to allow for additional guarantees, if necessary, in connection with any addition or release of Collateral permitted under the Indenture or the Collateral Agreements or to release a Guarantor from its Guarantee as permitted by the Indenture. However no such amendment, modification, supplement or waiver, including a waiver pursuant to Section 6.04 of the Indenture, may, without the consent of each Holder affected thereby, make the modifications specified in the second paragraph of Section 9.02 of the Indenture. No amendment, modification, supplement or waiver may, without the consent of the Holders holding at least 75% in aggregate principal amount of the Notes outstanding at such time, release all or substantially all of the Collateral from the Liens created by the Collateral Agreements otherwise than in accordance with the terms of this Indenture and the Collateral Agreements.

14. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Notes Guarantees and the Indenture, the predecessor will be released from those obligations.

15. Defaults and Remedies. If an Event of Default occurs and is continuing (other than certain events of bankruptcy involving the Company), the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Required Holders to direct the Trustee in its exercise of any trust or power.

16. Trustee Dealings with Company. Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17. No Recourse Against Others. No past, present or future affiliate, director, officer, employee, incorporator or holder of any equity interests in the Company or a Guarantor or any Subsidiary or any direct or indirect parent corporation of the Company or a Guarantor, as such, will have any liability for any obligations of the Company or a Guarantor under the Notes, the Notes Guarantees or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Each of the parties hereto acknowledge that such waiver may not be effective to waive liabilities under the federal securities laws.

18. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

19. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES

Exhibit A

HERETO SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.

20. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21. Security. The Company’s and Guarantors’ obligations under the Notes are secured by second priority Liens on the Collateral pursuant to the terms of the Collateral Agreements. The actions of the Trustee and the Holders of the Notes secured by such Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed thereon.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Energy Partners, Ltd., 201 St. Charles Ave., Suite 3400, New Orleans, Louisiana 70170-1026, Attn: John H. Peper.

Exhibit A

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint                                                                                                    agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

Exhibit A

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [            ]

Section 4.16 [            ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$

Dated:
NOTICE:

The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

Exhibit A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

Exhibit B

FORM OF CERTIFICATE OF TRANSFER

Energy Partners, Ltd.

201 St. Charles Ave., Suite 3400

New Orleans, Louisiana 70170-1026

Attn: John H. Peper

Facsimile Number: (504) 569-1874

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, Texas 77002

Attn: Corporate Trust Administration, re: Energy Partners, Ltd.

Facsimile Number: (713) 483-6954

Re:	20% Senior Subordinated Secured PIK Notes due 2014

Reference is hereby made to the Indenture, dated as of September 21, 2009 (the “Indenture”), among Energy Partners, Ltd. (the “Company”), the Guarantors (as defined in the Indenture) and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                         , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the QIB Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Personal and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transfer enumerated in the Private Placement Legend printed on the QIB Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Exhibit B

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE]

a beneficial interest in the:

(i)	☐ QIB Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

a beneficial interest in the:

(i)	☐ QIB Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

in accordance with the terms of the Indenture.

Exhibit C

FORM OF CERTIFICATE OF EXCHANGE

Energy Partners, Ltd.

201 St. Charles Ave., Suite 3400

New Orleans, Louisiana 70170-1026

Attn: John H. Peper

Facsimile Number: (504) 569-1874

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, Texas 77002

Attn: Corporate Trust Administration, re: Energy Partners, Ltd.

Facsimile Number: (713) 483-6954

Re:	20% Senior Subordinated Secured PIK Notes due 2014

Reference is hereby made to the Indenture, dated as of September 21, 2009 (the “Indenture”), among Energy Partners, Ltd. (the “Company”), the Guarantors (as defined in the Indenture) and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                         , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐QIB Global Note, ☐ Regulation S Global Note, ☐IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

C-1

Exhibit C

By:
Name:
Title:

Dated:

C-2

Exhibit D

FORM OF ACCREDITED INVESTOR LETTER

Energy Partners, Ltd.

201 St. Charles Ave., Suite 3400

New Orleans, Louisiana 70170-1026

Attn: John H. Peper

Facsimile Number: (504) 569-1874

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, Texas 77002

Attn: Corporate Trust Administration, re: Energy Partners, Ltd.

Facsimile Number: (713) 483-6954

Re:	20% Senior Subordinated Secured PIK Notes due 2014

Ladies and Gentlemen:

We are delivering this letter in connection with an offering of 20% Senior Subordinated Secured Notes due 2014 (the “Securities”) of Energy Partners, Ltd. ( the “Company”). We hereby confirm that:

1. We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”);

2. Any purchase of Securities by us will be for our own account or the account of one or more other accredited investors as to which we exercise sole investment discretion;

3. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended);

4. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Securities, and we and any accounts for which we are acting are able to bear the economic risks of an entire loss of our or their investment in the Securities;

5. We are not acquiring Securities with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided, however, that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control;

6. We have received a copy of the Second Amended Joint Plan of Reorganization of the Company and certain of its subsidiaries confirmed by the United States Bankruptcy Court for the Southern District of Texas, Houston on August 3, 2009 (the “Plan”) and the related Disclosure Statement, dated as of June 11, 2009 (the “Disclosure Statement”), and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary to verify the information contained in the Plan and the Disclosure Statement; and

D-1

Exhibit D

7. We acknowledge that the Securities have not been registered under the Securities Act and that the Securities may not be offered or sold within the United States or to, or for the benefit of, U.S. persons except as set forth below.

We agree, on our own behalf and on behalf of each account for which we acquire any Securities that, for a period of one year after the later of the date of (x) original issuance of the Securities and (y) the last date on which the Securities or any part thereof were owned by the Company or an affiliate of the Company, such Securities may be offered, resold, pledged or otherwise transferred only (i) to the Company; (ii) inside the United States to a person that we reasonably believe to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A; (iii) inside the United States to a person we reasonably believe to an accredited investor that, prior to such transfer, furnishes to the trustee under the indenture relating to the Securities a signed letter containing certain representations and agreements (a form of which can be obtained from the trustee); (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 under Regulation S under the Securities Act; (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available); or (vi) pursuant to an effective registration statement under the Securities Act, and in each case, in accordance with any applicable laws of any state of the United States or any other applicable jurisdiction.

We understand that The Bank of New York Mellon Trust Company, N.A., as trustee, will not be required to accept for registration for transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Securities purchased by us will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Securities from us a notice advising such person that resales of the Securities are restricted as stated herein and that certificates representing the Securities will bear a legend to that effect.

We acknowledge that you, the Company, the trustee and others will rely upon our acknowledgements, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgements, representations and agreements herein cease to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgements, representations and agreements on our own behalf or on behalf of any investor account for which we are acting as a fiduciary or agent.

As used herein, the terms “offshore transaction,” “United States” and “U.S. person” have the respective meanings given to them in Regulation S under the Securities Act.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

Exhibit E

FORM OF NOTATION OF GUARANTEE

The undersigned and its successors under the Indenture has fully and unconditionally guaranteed, to the extent set forth in the Indenture, dated as of September 21, 2009 (the “Indenture”), by and among Energy Partners, Ltd. (the “Company”), the other Guarantors referred to therein and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent, (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of (including interest accruing at the then applicable rate provided in the Indenture and the Notes, after the occurrence of any Event of Default set forth in Section 6.01(f) of the Indenture, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar law) and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms and subject to the limitations set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS NOTATION OF GUARANTEE (THE “NOTES GUARANTEE”) AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE NOTES GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE NOTES GUARANTEE RELATES. EACH HOLDER OF A NOTE, BY ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND (B) APPOINTS THE TRUSTEE ATTORNEY-IN-FACT FOR SUCH HOLDER FOR SUCH PURPOSES.

This Notes Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF GUARANTOR]

By:
Name:
Title:

E-1

Exhibit F

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                             , 20    , among                          (the “Guaranteeing Subsidiary”), a subsidiary of Energy Partners, Ltd. (or its permitted successor), a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 21, 2009 providing for the issuance of 20% Senior Subordinated Secured PIK Notes due 2014 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article Ten thereof, and subject to the limitations therein.

3. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Notes Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTES GUARANTEES.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

F-1